EXHIBIT 4(10)

FIFTH AMENDED AND RESTATED
NOTE AND WARRANT PURCHASE AGREEMENT

          This Fifth Amended and Restated Note and Warrant Purchase Agreement (“Fifth Amended Agreement”) amends and completely replaces the prior version of this Fifth Amended Agreement. It remains effective as of the dates originally signed as to each Purchaser (under previous versions of this Fifth Amended Agreement).

          This Fifth Amended Agreement, dated effective as of the date noted by their signature as to each Purchaser, by and among Integral Vision, Inc., a Michigan corporation (the “Company”), those purchasers listed on Exhibit A (each individually a “Purchaser “ and collectively, the “Purchasers”, which term shall include Class 2 Purchasers and Class 3 Purchasers, as defined below, successors and assigns and any permitted transferees of the Notes or the Warrants) and J. M. Warren Law Offices, P.C., as Agent.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. SALE AND PURCHASE OF NOTES AND WARRANTS

(a)

The Company agrees to sell to the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchasers agree to purchase from the Company on the Closing Date specified in Section 2 hereof, (i) a Note or Notes in the aggregate principal amount set forth opposite such Purchaser’s name on Exhibit A hereto and (ii) upon the purchase of a Class 2 Note or Class 3 Note, a Warrant or Warrants for the number of shares of the Company’s Common Stock set forth opposite such Purchaser’s name on Exhibit A. The number of Class 2 Warrants purchased by a Class 2 Purchaser will be determined based on the amount of its Class 2 Note and the length of time such Note is outstanding, as more fully explained in Section 1(d), below. In addition, Class 2 Purchasers may elect to take interest of 12% per annum on their Class 2 Note instead of acquiring a Class 2 Warrant or Warrants. The aggregate purchase price to be paid to the Company by the Purchasers for such Notes and such Warrants is 100% of the principal amount of the Notes to be purchased by the Purchasers, which amount will be allocated in accordance with Section 2(d) hereof.

(b)

As used herein, “Note” or “Notes” means either “Class 2 Notes” or “Class 3 Notes” in a total aggregate amount outstanding at any time not to exceed $6,000,000 (excluding accrued or unpaid interest due thereon), however such $6,000,000 shall be decreased by the principal amount of any Class 3 Notes converted into the Company’s common stock subsequent to August 8, 2007.

(i) Class 1 Notes were issued by the Company pursuant to previous note and warrant purchase agreements (between March 2001 and September 2003). All such Class 1 Notes have been retired and no Class 1 Notes have been outstanding since April 2005. The Company will not issue Class 1 Notes under this Fifth Amended Agreement.

(ii) “Class 2 Notes” means the aggregate in principal amount of the Company’s 10% secured working capital notes due at the time the Accounts Receivable or the Letter of Credit proceeds on the orders specified in such Class 2 Note is received by the Company. Each Class 2 Note will be substantially in the form of the Class 2 Note set forth as Exhibit B hereto. Interest on the Class 2 Notes shall accrue from the Closing Date at the rate of 10% (12% if elected and no Class 2 Warrant is received). Class 2 Notes will be issued to fund working capital needs to enable the Company to manufacture and ship specified orders and will be paid as the accounts receivable or the Letter of Credit proceeds on those specified orders are received. Payments will be applied first to accrued interest and then to principal. In the event the Class 2 Notes are not paid by the Company out of receivables or Letter of Credit Proceeds and the Company defaults on its obligations on the Class 2 Notes, the Class 2 Notes will have rights to payments under the Collateral Assignment (as defined below) and the right to payments under the WC Security Agreement and UCC financing statements (as defined below). At the time their Class 2 Note is issued or at any time their notes are outstanding, Class 2 Note holders will have the option to elect to cease accruing Class 2 Warrants, as defined below, and to instead begin receiving interest on their Class 2 Note at the rate of 12%.

(iii) “Class 3 Notes” means the aggregate in principal amount of the Company’s 8% secured convertible notes. Each Note will be substantially in the forms of the Notes set forth as Exhibit E and F hereto. Interest on the Class 3 Notes shall accrue from the Closing Date and shall be payable semi-annually on the first day of July and January of each year (the “Semi-Annual Payment Dates”), in the manner specified in the form of Class 3 Notes attached hereto as Exhibit E and F. Principal on the Class 3 Notes shall be paid at maturity, unless sooner called by the Company or converted into common stock of the Company at the option of the Holder. The conversion rate for Class 3 Notes shall be set at the time of their issuance by the Company’s board of directors. As of March 1, 2008, the Company has $378,000 principal amount on Class 3 Notes outstanding which were issued using the form of note on Exhibit E (“Old Class 3 Notes”). Class 3 Notes issued using the form of note on Exhibit F will be referred to herein as “New Class 3 Notes.” After the date hereof, the Company will only issue New Class 3 Notes. Old Class 3 Notes, New

Class 3 Notes and Class 2 Notes will be on par with each other in their rights to receive payment under the Collateral Assignment, as defined below.

(c)

If all or a portion of (i) the principal amount of the Notes, (ii) the interest payable thereon or (iii) any fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Default Rate from the date of such nonpayment until paid in full (both before and after judgment).

(d)

As used herein, “Warrants” means “Class 2 Warrants.” “Class 2 Warrants” means the aggregate of Class 2 Common Stock purchase warrants evidenced by certificates substantially in the forms of Exhibit C and D hereto, together with Class 2 Warrants issued in exchange therefore or replacement thereof. Such Class 2 Warrants in the aggregate initially entitle the holders thereof to purchase one share of Common Stock of the Company, no par value, for each $1 in value of the Class 2 Notes issued to such Class 2 Purchaser multiplied by a fraction, the numerator of which is the number of days such Class 2 Note is outstanding and the denominator of which is 365, at a specified purchase price per share which shall be as agreed by the parties as of the date of the issuance of the corresponding Class 2 Note or such other price as the Board of Directors shall determine is appropriate based on the circumstances at the time, as set forth on Exhibit A hereto as to each Class 2 Purchaser and updated with each new purchase, such number and such price being subject to adjustment as provided in the forms of Warrants attached hereto as Exhibit C and D. Class 2 Note holders may elect to receive accrued Class 2 warrants at the time said Class 2 Note holders amend their notes. In addition to electing to receive accrued Class 2 warrants at the time Class 2 Note holders amend their notes, Class 2 Note holders may also elect to receive accrued Class 2 warrants once each calendar quarter. After November 1, 2006, the Company has and will only issue Class 2 Warrants in the form of Exhibit D

(e)	Anti-Dilution Provision for Old Class 3 Notes and Class 2 Warrants Issued Pursuant to Class 2 Notes Issued between January 1, 2004 and October 31, 2006.

In the event the Company issues, after February 29, 2004, any common stock, or any Preferred Stock, Warrant or Note convertible into common stock, which has a share price, or an exercise or conversion rate, lower than the exercise price for Class 2 Warrants issued pursuant to Class 2 Notes issued after January 1, 2004, or the conversion rate for Old Class 3 Notes, then the exercise price for such Class 2 Warrants issued pursuant to Class 2 Notes issued after January 1, 2004 and Old Class 3 Notes shall be reduced to such lower rate, but in no event will the exercise price/conversion rate be reduced to less than $0.25 per share (subject to adjustment for stock splits, stock dividends and similar events after February 29, 2004). This provision will not be triggered by shares issued for existing stock options under the Company’s stock option plans (as of February 29, 2004) or for the exercise of existing warrants (as of February 29, 2004).

(f)

Amendment of Class 2 Warrants. It is agreed that Section 2.2 of the Class 2 Warrants (issued in the forms as shown in Exhibits C and D) including issued and outstanding warrants, shall be amended by adding the following to said warrants:

(i)

In Section 2.2(a) After the phrase “but in no event will the exercise price be reduced to less than $0.25 per share” in said section shall be added the phrase as follows: “(subject to adjustment for stock splits, stock dividends and similar events after the Issue Date).”

(ii)	In Section 2.2(d) the phrase “without dilution” shall be deleted.

(iii)	The following shall be added as section 2.2(e):

Exclusions from the Adjustment for Current Exercise Price. No adjustment of the current exercise price under Section 2.2 hereof shall be made as a result of or in connection with:

	(i)	the issuance of Shares upon exercise of the Warrants or Class 3 Notes;

	(ii)	the issuance of Warrants or Notes pursuant to this Agreement; or

	(iii)	the exercise of options to purchase shares of the Company’s Common Stock pursuant to options granted to certain employees or agents of the Company pursuant to the Company’s stock option plans.

(g)

Amendment of Class 2 Warrants. It is further agreed that Section 3 of the Class 2 Warrants (issued in the form as shown in Exhibit D) including issued and outstanding warrants shall be amended by replacing said section in its entirety with as follows:

Section 3. Company’s Consolidation or Merger. If the Company shall at any time consolidate with or merge into another entity (where the Company is not the continuing corporation after such merger or consolidation), the holder of a Warrant shall thereafter (including, without limitation, the holder of a Warrant that is blocked from exercising said warrant pursuant to Section 1.1.(c) hereof [“Blocked Holder”]) be entitled to receive, upon the exercise thereof (including, without limitation, after allowing sufficient time for the Blocked Holder to unblock and exercise said blocked Warrant) in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares then deliverable upon the exercise thereof would have been entitled upon such consolidation or merger (subject to adjustments under Section 2.2 hereof), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of the Warrants and the Purchase Agreement shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant, including, but not limited to, obtaining a written acknowledgment from the continuing entity of its obligation to supply such securities or property upon such exercise and to be so bound by the Warrant and the Purchase Agreement. A sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes. The provision in this section shall apply regardless of whether or not there would have been sufficient number of shares of Common Stock authorized and available upon the exercise of this Warrant as of the date of such consolidation or merger (due to a temporary waiver granted the Company by the holder of this Warrant).

SECTION 2. THE CLOSING

          (a) Subject to the terms and conditions hereof, the closing (the “Closing”) of the purchase and sale of the Notes and Warrants will take place at the offices of J.M. Warren Law Offices, P.C. at such time and date as shall be mutually agreed to by the Company and the Purchasers. Such times and dates are herein referred to as the “Closing Dates” and individually as a “Closing Date.”

          (b) Subject to the terms and conditions hereof, on each Closing Date (i) the Company will deliver to each Purchaser a Note or Notes, substantially in the form of Exhibit B for Class 2 Notes and Exhibit F for New Class 3 Notes, payable to such Purchaser (or its nominee as notified to the Company), and dated the Closing Date, in the aggregate principal amount set forth opposite such Purchaser’s name on Exhibit A, and (ii) upon such Purchaser’s receipt thereof, such Purchaser will deliver to the Company by wire transfer an amount equal to the purchase price for such Notes (as specified in Section 1(a) hereof) payable to the order of the Company in immediately available funds (the Company is also allowed to exchange outstanding Notes for another class of Notes).

          (c) As an alternative to Section 2(b), upon receipt of a Purchaser’s signed copy of this Agreement, the Company will sign the Agreement, the Note and the Warrants, as applicable, and will instruct the Agent to communicate to the Purchaser that such documents have been signed and the Agent has obtained a perfected interest in the Collateral. Thereafter, upon the Company’s receipt by wire transfer of the purchase price for the Note and Warrants, the Company will deliver the signed Agreement, Note and Warrants, as applicable, to the Purchaser.

          (d) The Purchasers acknowledge that the Notes and the Warrants constitute an “investment unit” within the meaning of Section 1273(c)(2) of the Code and that the Company will allocate the “issue price” (within the meaning of Section 1273(b) of the Code) of such investment unit, for all Income Tax purposes, between the Notes and Warrants as required by applicable tax law. Each Purchaser agrees to abide by Treasury Regulation § 1. 1273-2(h)(2) with respect to such allocation of the issue price. For all Notes and Warrants issued under this Agreement after December 31, 2001, the Company and its tax advisors have determined that the limited marketability of the Company’s Common Stock does not provide a reasonable basis for the Company and its advisors to determine a value for the Warrants issued or the conversion rights. Therefore, all warrants issued by the Company pursuant to this Agreement, shall have only a minimal or negligible value ascribed to them. It is understood, however, that in the event market conditions change such that the warrants again have value, the Company and its tax advisors will determine an appropriate value for warrants issued thereafter with no need to amend this Agreement.

SECTION 3. DEFINITIONS

          (a) For purposes of the Loan Documents, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          “Accountants” means Rehmann Robson or another independent certified public accounting firm selected by the Company and reasonably satisfactory to the Majority Noteholders.

          “Affiliate”, when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof (other than a director nominated by one of the Purchasers) and any Person (other than one of the Purchasers) which is, directly or indirectly, the beneficial owner of more than ten percent (10%) of the Voting Stock thereof, and, if such beneficial owner is a partnership, any partner thereof, or if such beneficial owner is a corporation, any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any partner thereof, (iii) in all cases, any Person (other than one of the Purchasers) which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and (iv) in all cases, any Person 10% or more of whose Voting Stock is beneficially owned, directly or indirectly through one or more intermediaries, by such Person. For purposes of this definition, “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          “Agent” means J.M. Warren Law Offices, P.C. or any successor agent appointed pursuant to Section 21.7 hereof

          “Agreement” means this Fifth Amended Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

          “Bankruptcy Code” means the United States Bankruptcy Code and any successor thereto, and the rules and regulations issued thereunder.

          “Board” or “Board of Directors” means, with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

          “Business” means the business conducted by the Company in the vision industry and all other activities ancillary or related thereto.

          “Business Day” means any day other than a Saturday, Sunday or other day on the New York Stock Exchange is required to close.

          “Capital Expenditures” means for any period, the amount of all payments made by the Company during such period for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on the Company’s balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made is characterized by the Company or any other Person, and shall include, without limitation, the principal components of payments for the installment purchase of Property and payments under Capitalized Leases.

          “Capitalized Leases” means any lease to which the Company or any Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company or any Subsidiary, and which is required to be capitalized in accordance with GAAP, but also including any such lease, whether or not so capitalized, where the Company or a Subsidiary is treated as the owner of the leased property under the Code.

          “Claims” has the meaning set forth in the definition of “Environmental Claim.”

          “Class 2 Note” has the meaning set forth in Section 1(b)(ii) hereof.

          “Class 3 Note” has the meaning set forth in Section 1(b)(iii) hereof.

          “Class 2 Purchaser” means a purchaser of Class 2 Notes and Class 2 Warrants, if elected.

          “Class 3 Purchaser” means a purchaser of Class 3 Notes.

          “Class 2 Warrants” has the meaning set forth in Section 1(d) hereof.

          “Closing” has the meaning set forth in Section 2(a) hereof.

          “Closing Date” has the meaning set forth in Section 2(a) hereof.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

          “Collateral” when used in the form of Class 2 Note attached hereto as Exhibit B is hereby defined to mean both IP Collateral and WP Collateral (both terms defined below).

          “Collateral Assignment” means the Collateral Assignment of Proprietary Rights and Security Agreement dated March 29, 2001 by the Company and the Agent as amended March    , 2008.

          “Commission” means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

          “Common Stock” means that class of stock or other equivalent evidences of ownership of the Company, the holders of which are entitled to vote generally to elect the Board of Directors.

          “Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

          “Company” means Integral Vision, Inc., a Michigan corporation, its successors and permitted assigns.

          “Company’s Obligations” means all loans, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities, obligations (including the performance of the covenants of the Company contained herein or in the Loan Documents), fees, lease payments, guaranties, covenants, and duties owing by the Company to the Purchasers or the Agent of any kind and description (whether pursuant to or evidenced by this Agreement, any of the other Loan Documents, or any other note or other instrument, or by any other agreement between the Purchasers or the Agent and the Company, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from the Company to others that the Purchasers or the Agent may have obtained by assignment or otherwise, and further including all interest not paid when due.

          “Consolidated,” when used with reference to any financial term in this Agreement, means the aggregate for the Company and any Subsidiary of the amounts signified by such term for all such Persons, with intercompany items eliminated, and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital of any such Person (other than in the capital of the Company) and otherwise as determined in accordance with GAAP.

           “Consolidated Net Income” means, for any period for which the amount thereof is to be determined, the net income (net of any losses or expenses) or loss of the Company and any Subsidiary on a Consolidated basis, during such period (such net income to be determined in accordance with GAAP) after Income Taxes actually paid, but excluding:

(i)

the earnings during such period of any Person to which the assets of the Company or any Subsidiary shall have been sold, transferred or disposed of, or into which the Company or such Subsidiary shall have merged, prior to the date of such transaction;

(a)

any extraordinary gain or loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets);

	(b)	any gain or loss during such period arising from the write-up or write-down of any asset; and

	(c)	any earnings or gains during such period resulting from the receipt of any proceeds of any life insurance policy.

           “Consolidated Assets” means, at any time, the total assets of the Company and its Subsidiaries determined in accordance with GAAP.

           “Contingent Liabilities” of any person means, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

           “Default Rate” means a per annum rate equal to the interest rate on the Notes plus four percent (4%).

           “Earnings Available for Dividends” means the excess of (A) the sum of (x) 50% of aggregate Consolidated Net Income, if positive, for each fiscal year commencing on or after January 1, 2001 less 100% of aggregate Consolidated Net Income, if negative, for each fiscal year commencing on or after January 1, 2001 plus (y) net proceeds from the sale by the Company of Common Stock (other than pursuant to the Warrants) minus (B) all Restricted Payments and Restricted Investments made since the Closing Date.

           “Environment” means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

           “Environmental Claim” means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, “Claims”) pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizens’ group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, or Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-site location to which Hazardous Materials or materials containing Hazardous Materials were sent forth for handling, storage, treatment or disposal.

           “Environmental Law” means any and all current and future, federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq; the Hazardous Material Transportation Act 49 U.S.C. § 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. § 136 et seq.; the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. § 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material.

           “Environmental Permit” means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

           “ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) which is under “common control” with the Company or any of its Subsidiaries (within the meaning of Section 414(b), (c), (m) or (o) of the Code).

           “Event of Default” has the meaning set forth in Section 14 hereof.

           “Fair Market Value” of any property means the fair market sale value which a willing buyer at retail would pay a willing seller, each under no compulsion to buy or sell and in full possession of all relevant facts.

           “GAAP” means generally accepted accounting principles, as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto, consistently applied.

           “Governmental Regulations” means any and all laws, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards, or any similar requirement, of the government of the United States or any foreign government or any state, province, municipality or other political subdivision thereof or therein or any court, agency, instrumentality, regulatory authority or commission of any of the foregoing.

           “Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

           “Hazardous Materials” means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, underground storage tanks, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls, ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous waste,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants “pollutants”“regulated substances,” “solid wastes,” or “contaminants” or words of similar import, under any Environmental Law.

           “Income Taxes” means all federal, state, local or foreign income, taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

           “Indebtedness” means all liabilities, obligations and reserves, contingent or otherwise, which in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) all Indebtedness for Borrowed Money, (ii) all obligations secured by any Lien upon Property owned by the Company, irrespective of whether such obligation or liability is assumed; (iii) any obligation of the Company guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to the Company, but exclusive of obligations arising as the result of the endorsement by the Company of checks or other negotiable instruments in the ordinary course of the Company’s business for purposes of depositing such items) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person; and (iv) liabilities in respect of unfunded vested benefits under any Single Employer Plan or in respect of withdrawal liabilities incurred under ERISA by the Company or any ERISA Affiliate to any Multiemployer Plan.

           “Indebtedness for Borrowed Money” means without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of the Company’s Obligations and the Permitted Senior Indebtedness, and all reimbursement or other obligations of the Company in respect of letters of credit (except for commercial letters of credit up to $500,000), letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products (except hedging transactions); (iii) in respect of Capitalized Leases or for the deferred purchase price of Property (other than trade payables arising in the ordinary course of business that are not represented by promissory notes or by other written evidence other than invoices); or (iv) in respect of obligations under conditional sales or other title retention agreements, and all guaranties of any or all of the foregoing.

           “Indemnified Persons” has the meaning set forth in Section 18.1 hereof.

           “Investment” means, with respect to any Person:

(i)

the amount paid or committed to be paid, or the value of property (excluding stock of the Company) or services contributed or committed to be contributed, by the Company for or in connection with the acquisition by the Company of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

(ii)

the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any Indebtedness of such Person by the Company and (without duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by the Company.

           “Issue Date” means the date on which Notes or Warrants are issued pursuant to the Fifth Amended Agreement (or under previous versions of this Agreement).

          “IP Collateral” means the Property upon which the Agent is granted the IP Security Interests, pursuant to the terms of the Collateral Assignment.

          “IP Security Interest” means the Liens granted to the Agent for the benefit of the

Noteholders pursuant to this Agreement and the Loan Documents.

           “Joint Venture” means a corporation, limited partnership or other limited liability business entity, formed in the ordinary course of business by the Company or any Subsidiary with Persons other than Affiliates.

           “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease or Capitalized Lease having substantially the same effect as any of the foregoing and any assignment or other conveyance of any right to receive income).

           “Loan Documents” mean, collectively, the

(i)	Agreement;

(ii)	Notes;

(iii)	Warrants;

(iv)	Collateral Assignment;

(v)	WC Security Agreement;

(vi)	UCC financing statements; and

(vii)	such other instruments and documents as Noteholders may require to evidence and perfect the IP Security Interests, WC Security Interests and the Notes,

          and individually any one of them.

          As to each of the foregoing, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements or supplements thereto.

           “Losses” have the meaning set forth in Section 18.1 hereof.

           “Majority Noteholders” means the holders of Notes evidencing more than 50% of the principal amount of all Notes then outstanding.

           “Market Price” per share of the Company’s Common Stock means the average of the daily closing prices for the period specified. The closing price for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal national United States securities exchange on which the Company’s Common Stock is listed or admitted to trading, or if the Company’s Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc., Automated Quotation System Level I, the Over-the-Counter Bulletin Board or comparable system. If the closing price cannot be so determined, the Market Price shall be determined:

(a) by the written agreement of the Company and the holders of the affected Class 3 Notes or Warrants representing a majority of the Shares then obtainable from the conversion of such Class 3 Notes or the exercise of such outstanding Warrants (the “Majority Holders”); or

(b) in the event that no such agreement is reached within fifteen (15) days after the event giving rise to the need to determine the Market Price, by a nationally recognized U.S. investment banking firm, selected by the Company (“Company Appraiser”) not more than 5 Business Days after the end of such 15 day period. Any appraiser appointed pursuant to this paragraph shall be instructed to make its determination as promptly as possible and in any event within 30 days of appointment. If no such selection is made within such period, then the Majority Holders shall as promptly as possible select such a firm whose determination shall be final and binding. If such selection is timely made by the Company, and the Majority Holders do not object to the Market Price as determined by the Company Appraiser within 10 days of receipt of notice thereof by all holders of Warrants, then the Market Price as determined by the Company Appraiser shall be the Market Price. If the Majority Holders do so object to the Company Appraiser’s determination of Market Price, then the Majority Holders can select a nationally recognized U.S. investment banking firm (“Alternate Appraiser”) to review the Company Appraiser’s report and other relevant information. Within 10 days after receipt by the Alternate Appraiser of such report and such other information as is reasonably requested by the Alternate Appraiser, the Company Appraiser and Alternate Appraiser shall communicate and/or meet to resolve any questions or differences with respect to the Market Price. If such appraisers agree on a Market Price, such Market Price shall be the Market Price. If no agreement is reached then the Company Appraiser and Alternate Appraiser shall select a third nationally recognized firm (“Third Appraiser”). If the Company Appraiser and the Alternate Appraiser cannot agree on a Third Appraiser within 20 days of the end of such 10 day period, either may apply to the American Arbitration Association to appoint the Third Appraiser. The Third Appraiser shall, within 30 days of its hire, issue a report with its determination of Market Price which shall be conclusive and binding. All expenses of the Company Appraiser shall be borne by the Company. All expenses of the Alternate Appraiser shall be borne by the holders of the Warrants. All expenses of the Third Appraiser shall be borne equally by the Company and the holders of the Warrants.

Market Price shall be determined on the basis of the Fair Market Value of the Company as if it were sold as a going concern on the date of valuation and without regard to the lack of any trading market for, or the lack of liquidity in, the Common Stock of the Company.

The Company shall cooperate, and shall provide all necessary information and assistance, to permit any determination under the preceding clause (a) or (b).

Each Appraiser shall be instructed to use its best efforts to give the Company and all holders reasonable advance notice of the Market Price and the contents of its report (by delivering a draft report) before the report is delivered in final form. Any communications or reports by an Appraiser to either the Company or any of the holders regarding Market Price shall be given simultaneously to both the Company and all of the holders.

           “Material Adverse Effect” means (i) a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company and any Subsidiary on a Consolidated basis, (ii) an effect which is prejudicial in any material respect to the holders of the Notes or the Warrants or (iii) an effect on the ability of the Company or any Subsidiary to perform its obligations under this Agreement, any Loan Document, the Notes or the Warrants.

           “Multiemployer Plan” shall mean any multiemployer plan (within the meaning of section 3(37) of ERISA) to which either the Company, the Subsidiary, or any ERISA Affiliate has an obligation to contribute.

           “Note” or “Notes” has the meaning set forth in Section l(b) hereof.

           “Noteholder” or “Noteholders” shall mean the holder of an outstanding Note or Notes or holders of outstanding Notes.

           “Note and Warrant Purchase Agreement” as used in the Exhibits attached hereto, in the Collateral Assignment, and in the Agreement of Appointment of Representative appointing The Klonoff Company, Inc. as Representative of the Class 2 Purchasers is defined to mean this Agreement.

           “Outstanding” or “outstanding” means, when used with reference to the Notes or Warrants as of a particular time, all Notes or Warrants, as the case may be, theretofore duly issued except (i) Notes or Warrants theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Notes or Warrants have been issued by the Company, (ii) Notes theretofore paid in full, (iii) Warrants theretofore fully exercised and (iv) Notes theretofore canceled by the Company, whether upon exercise of a Warrant in whole or in part or otherwise; except that for the purpose of determining whether holders of the requisite principal amount of Notes or Warrants have made or concurred in any declaration, waiver, consent, approval, notice, annulment of acceleration or other communication under this Agreement or under any Notes or Warrants, Notes or Warrants registered in the name of, as well as Notes or Warrants owned beneficially by, the Company, the Subsidiary or any of their Affiliates (other than one of the Purchasers) shall not be deemed to be outstanding.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permits” has the meaning set forth in Section 4.10 hereof

“Permitted Liens” means any of the following Liens:

(i)	the IP Security Interests and the WC Security Interests;

(ii)	Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

(iii)

Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not constitute or result in a Material Adverse Effect, and which constitute (A) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or a Subsidiary is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) Liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due or if such Liens are discharged within sixty (60) days of the date they are imposed, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of a Company or a Subsidiary, or surety, customs or appeal bonds to which the Company or a Subsidiary is a party;

(iv)

Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property; provided, however, that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any Subsidiary, as the case may be; and

(v)	Purchase Money Liens securing purchase money Indebtedness; provided,

however, that the aggregate outstanding amount of Indebtedness and secured by all such Purchase Money Liens for the Company and all Subsidiaries shall not exceed, on an aggregate basis, $500,000 at any time.

          “Permitted Senior Indebtedness” means the interests of the lessor under any Capitalized Leases permitted to exist hereunder.

          “Person” means an individual, corporation, partnership, firm, limited liability company, association, trust, unincorporated organization, government, governmental body or political subdivision thereof.

          “Plan” shall mean any employee benefit plan (within the meaning of section 3(3) of ERISA) maintained or contributed to by the Company, any Subsidiary, or any ERISA Affiliate, other than a Multiemployer Plan.

          “Potential Default” means a condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

          “Principal Market” means the principal securities exchange or market on which the Common Stock is listed or traded.

          “Prohibited Transaction” means any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

          “Property” means all types of real, personal or mixed property and all types of tangible or intangible property.

          “Purchase Agreement” when used in any of the Exhibits attached hereto and in the Collateral Assignment and WC Security Agreement shall have the same meaning as Agreement herein.

          “Purchase Money Liens” means Liens securing purchase money Indebtedness incurred in connection with the acquisition of capital assets by the Company in the ordinary course of business; provided that (a) such Liens do not extend to or cover assets or properties other than those purchased in connection with the purchase in which such Indebtedness was incurred and (b) the obligation secured by any such Lien so created shall not exceed 100% of the cost of the property including transportation and installation costs, covered thereby.

          “Purchaser(s)” has the meaning set forth in the second paragraph hereof.

          “Real Estate” means all real estate and improvements located thereon owned by the Company.

          “Registration Demand” has the meaning set forth in Section 17 hereof.

          “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

          “Representative” means The Klonoff Company, Inc. or any successor Representative in its capacity as agent for the Class 2 Purchasers as Secured Party under the Security Agreement.

          “Reportable Event” shall mean, with respect to any Single Employer Plan, an event described in section 4043(b) of ERISA, other than an event as to which the notice requirement is waived under applicable PBGC regulations.

          “Restricted Investment” means any Investment other than (1) obligations of the United States government due within one year, (2) certificates of deposit and bankers acceptances due within one year of a United States domiciled commercial bank having capital funds of at least $100 million and whose long-term unsecured debt obligations have been given a rating of at least A by Standard & Poor’s or A2 by Moody’s, (3) commercial paper rated P-1 by Moody’s or A-1 by Standard & Poor’s and maturing not more than 270 days from the date of creation thereof, (4) debt of any state or political subdivision that is rated AA or better by Moody’s or Aa2 or better by Standard and Poor’s and maturing in less than one year, (5) investments in, and loans and advances to, Subsidiaries or entities that will, concurrently with such investment become Subsidiaries, (6) trade credit extended in the ordinary course of the Company’s business, (7) loans and advances made in the ordinary course of business to officers and employees of Company for relocation expenses, travel advances and similar expenses relating to their employment, (8) endorsements of instruments or items of payment for deposit to the Company’s bank accounts, and (9) additional Investments not to exceed $500,000 in the aggregate.

          “Restricted Payment” means (i) every direct or indirect dividend or other distribution paid, made or declared by the Company on or in respect of any class of its capital stock or in respect of any partnership or Joint Venture, in all cases whether now or hereafter outstanding, interests and any payment under or with respect to anti-dilution provisions of any capital stock of the Company, (ii) every payment in connection with the redemption, purchase, retirement or other acquisition, direct or indirect, by or on behalf of the Company of any shares of the Company’s capital stock, whether or not owned by the Company or any partnership or Joint Venture interests of the Company, or any warrants, rights or options to acquire such stock or partnership interests, (iii) every payment by or on behalf of the Company (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to any obligation to any Person, of any Affiliate of the Company or of any other holder of shares of the Company’s Common Stock, which obligation is assumed or guaranteed by the Company; provided, however, (a) that the restrictions of the foregoing clauses (i) and (ii) shall not apply to any dividend, distribution, or other payment to the extent payable in shares of the Common Stock of the Company or in options, warrants or other rights to purchase such Common Stock, (b) that none of the foregoing clauses shall apply to any payments from a Subsidiary to the Company, (c) that none of the foregoing clauses shall apply to any purchases by the Company from a Wholly-

Owned Subsidiary of additional capital stock of such Subsidiary and (d) that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to the Notes or Warrants. For purposes of this definition, “capital stock” shall also include warrants (other than the Warrants) and other rights and options to acquire shares of capital stock.

          “Securities Act” means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

          “Share” or “Shares” means shares of the Company’s Common Stock, or other securities, which can be obtained or have been obtained by an exercise in whole or in part of any Warrant or Class 3 Note or the exchange of a Warrant or Class 3 Note for shares of the Company’s Common Stock pursuant to the terms of the Warrants, including, without limitation, shares of the Company’s Common Stock received by the exercise of Class 1 Warrants in 2004 and 2005 under previous versions of this note and warrant purchase agreement. In the event that any Shares are sold either in a public offering pursuant to an effective registration statement under Section 6 of the Securities Act or pursuant to Rule 144 (but if sold under Rule 144, only if sold in “brokers’ transactions” within the meaning of Rule 144), then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be “Shares” for purposes of this Agreement.

          “Single Employer Plan” shall mean any Plan that is subject to Title IV of ERISA.

          “Subordinated Debt” means debt of the Company issued in a capital raising transaction which meets each of the following requirements: (a) such debt is wholly unsecured; (b) such debt is contractually fully subordinated (including, without limitation, interest payments due thereon), as to payment and liquidation, to the payment in full of the Notes on terms, and pursuant to written agreements in form and substance, that restrict the subordinated creditor from pre-paying any amounts in respect of the principal of such debt (upon acceleration or otherwise) or commencing any judicial or other collection efforts or exercising any other remedies in respect of the principal of such debt prior to the date that is ninety-one (91) days following the payment in full of the Notes outstanding at the time of the issuance of said Subordinated Debt; and (c) such debt does not mature prior to the date that is ninety one (91) days following the latest maturity date (as defined in the Notes) of the Notes outstanding at the time of the issuance of said Subordinated Debt. Interest payments payable on Subordinated Debt cannot be required to be paid until after April 1, 2009.

          “Subsidiary” means any corporation in which at least a majority of the shares (other than any directors’ qualifying shares required by law) of each class of the capital stock (other than preferred stock), at the time as of which any determination is being made, is owned, beneficially and of record, directly or indirectly, by the Company or its Subsidiary, or both.

          “Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

          “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Michigan, as amended, or as in effect in any jurisdiction in which IP Collateral or WC Collateral is located.

          “Voting Stock” means capital stock or a partnership or membership of any class or classes of a corporation, partnership or other limited liability entity, respectively, the holders of which are ordinarily entitled to elect the directors, or persons performing similar functions, of such corporation, partnership or entity.

          “Warrant” or “Warrants” has the meaning set forth in Section l(d) hereof.

          “WC Collateral” means all of the following assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising: Accounts; Letters of Credit; Letter-of-credit rights; Inventory, including Work in Progress; Supporting obligations; and all Cash Proceeds and products of the foregoing [said terms having the respective meanings given such terms in Article 9 of the Uniform Commercial Code (“UCC”) (or absent definition in Article 9 of the UCC, as defined in any other article of the UCC) as enacted in the State of Michigan as of the date of this Agreement, and as amended thereafter].

          “WC Security Agreement” means the Security Agreement dated May 1, 2002 between the Representative and the Company as amended March   , 2008.

          “WC Security Interest” means Liens granted to the Representative of the Purchasers pursuant to this Agreement and the Loan Documents.

          “Wholly-Owned Subsidiary” means any Subsidiary, all of the equity securities of which (other than directors’ qualifying shares) are owned by the Company or one or more other Wholly-Owned Subsidiary of the Company.

          (e) For all purposes of the Loan Documents, except as otherwise expressly provided or unless the context otherwise requires:

(i) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to the particular Loan Document as a whole and not to any particular Section or other subdivision thereof,

(ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(iii) all computations provided for herein, if any, shall be made in accordance with

GAAP, unless another method of computation is herein specified;

(iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate; and

(v) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement and any Exhibit, Annex or Schedule to any other Loan Document shall be deemed a part of such other Loan Document, as the case may be.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants as follows as of the date hereof and as of the Closing Date:

          4.1. Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. The Company has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the other Loan Documents to be executed and to engage in the transactions contemplated hereby and thereby.

          4.2. Corporate Authority. The execution, delivery and performance by the Company of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate action and are not in contravention of any applicable Governmental Regulation, or of the terms of the Company’s charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property may be bound or affected and do not result in the imposition of any Lien, except for Permitted Liens.

          4.3. Binding Effect. This Agreement is, and each of the Loan Documents to which the Company is a party when delivered hereunder will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          4.4. Subsidiaries. The Company has no active Subsidiaries.

          4.5. Financial Condition. The financial statements included in the documents delivered pursuant to Section 10.6, copies of which have been furnished to the Purchasers, fairly present, and the financial statements delivered pursuant to Section 7.4 will fairly present, the financial position of the Company and any Subsidiary as at the respective dates thereof, and the results of operations of the Company and any Subsidiary for the respective periods indicated, all on a Consolidated basis in accordance with GAAP (subject, in the case of interim statements, to normal, immaterial year-end audit adjustments). There is no material Contingent Liability of the Company or any Subsidiary that is not reflected in such Consolidated statements or in the notes thereto.

          4.6. Use of Loans. The Company will use the proceeds of the sale of the Notes and the Warrants for working capital and other general corporate purposes. The Company does not extend or maintain, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Note will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose.

          4.7. Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company at or prior to the Closing pursuant to Section 10.4, if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person, including any creditor, lessor or shareholder of the Company or any Subsidiary, is required on the part of the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the other Loan Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of this Agreement and the other Loan Documents.

          4.8. Taxes. Each of the Company and any Subsidiary has filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or has established adequate financial reserves on its books and records for payment thereof. The Company does not know of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted to the Company.

          4.9. Title to Properties. Except as otherwise disclosed in the latest Consolidated balance sheet delivered pursuant to Section 4.5, the Company and any Subsidiary have a valid and indefeasible ownership interest in all of the properties and assets reflected in the Consolidated balance sheet of the Company and any Subsidiary or subsequently acquired by the Company or any Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

          4.10. Compliance with Governmental Relations. To the best of the Company’s knowledge, the Company and any Subsidiary is in compliance in all material respects with all Governmental Regulations (including Environmental Laws) applicable to such person or its business or properties. Without limiting the generality of the foregoing, all licenses, permits, orders or approvals which are required under any Governmental Regulation in connection with any of the businesses or properties of the Company or any Subsidiary (“Permits”) are in full force and effect, no notice of any violation has been received in respect of any such Permits and no proceeding is pending or, to the knowledge of the Company, threatened to terminate, revoke or limit any such Permits.

          4.11. ERISA. To the best of the Company’s knowledge, the Company and its Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. The Company is not an employer with respect to any Multiemployer Plan. The Company has met the minimum funding requirements under ERISA and the Code with respect to its Plans, if any, and has not incurred any liability to the PBGC or any Plan. There is no material unfunded benefit liability, determined in accordance with Section 400 1 (a)(1 8) of ERISA, with respect to any Plan of the Company.

          4.12. Environmental Matters.Without limiting the generality of Section 4.10:

(a)

No written demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of the Company’s knowledge, threatened against Company, the Subsidiary any Property or any past or present operation of the Company or any Subsidiary which could result in a Material Adverse Effect.

(b)

The Company does not have any knowledge that any other person has ever received any notice, claim or allegation of any violation, and the Company is not aware of any existing violation, of Environmental Laws at or about any Property, and the Company does not have any knowledge of any actions commenced or threatened by any party for or related to or arising out of non-compliance with Environmental Laws which apply to any Property, activities at any Property or Hazardous Materials at, from or affecting any Property.

(c)

None of the Property appears on the National Priority List (as defined under federal law) or any state listing which identifies sites for remedial clean-up or investigatory actions. To the best of the Company’s knowledge, none of the Property has been contaminated with substances which give rise to a clean-up obligation under any Environmental Law or common law.

          4.13. Investment Company Act. Neither Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

          4.14. Disclosure. No report or other information furnished in writing by or on behalf of the Company to any Purchaser in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. Neither this Agreement, the other Loan Documents, nor any other document, certificate, or report or statement or other information furnished to any Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially and adversely affects, or which in the future may (so far as the Company can now foresee) materially and adversely affect, the business, properties, operations, condition, financial or otherwise, or prospects of the Company or any Subsidiary, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports or other information furnished in writing to any Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby.

          4.15. Stock Ownership. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, without par value, of which 29,566,409 shares are outstanding, and (ii) 400,000 shares of Preferred Stock (though 7,000 shares of preferred stock are retired), without par value, none of which are outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued and outstanding and fully paid and nonassessable. Except for the Warrants, the warrants to purchase 3.5 million shares of the Company issued to investors who purchased 7 million shares of the Company in April 2005 [“PIPE Investors”] (said warrants include provisions requiring the Company to issue additional warrants to purchase shares of the Company to said warrant holders when the Company issues any equity securities below said warrants’ initial exercise price of $1.60 per share) the Class 3 Notes and options to purchase shares of Common Stock granted to employees, directors or agents of the Company pursuant to the Company’s stock option plans.

          4.16. No Defaults or Conflicts.

          (a) No Event of Default or Potential Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Agreement and of the Loan Documents to which it is a party and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes, the Warrants and the Shares as contemplated herein or therein) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the Articles of Incorporation or By-Laws of the Company or (B) any law, rule, regulation, order, judgment, writ, injunction, decree, agreement, indenture or other instrument applicable to the Company or any Subsidiary or any of their respective properties (or to which the Company of the Subsidiary is a party or by which any of their respective properties may be bound), (ii) other than pursuant to this Agreement or the Loan Documents, result in the creation of any Lien upon any of the Company’s or any Subsidiary’s Properties, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation any shareholder approval) other than (A) the consent of the Senior Lender (B) any registration, qualification or filing with the Securities and Exchange Commission or any state securities commission necessary in connection with the Company’s obligations under Section 17 hereof and (C) the Company’s routine filing obligations under the Securities Exchange Act or (iv) cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights. No such provision referred to in the preceding clause (i) will have a Material Adverse Effect.

          4.17. Offering of Notes. Neither the Company nor any agent nor any other Person acting on their behalf, directly or indirectly, (i) offered any of the Notes, Warrants or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offer to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers and additional potential investors who, either alone or with their Purchaser Representatives(s) (as defined in Regulation D under the Securities Act) have such knowledge and experience in financial and business matters that they are capable of evaluation the merits and risks of the prospective investment and who are able to bear the economic risks of the investment or (ii) has done, or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, Warrants or Shares within the provisions of Section 5 of the Securities Act.

          4.18. Outstanding Securities. All securities (as defined in the Securities Act) of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities. The Company’s common stock is currently traded on the the OTC Bulletin Board®.

                    4.19. Intellectual Property.

                    (a) The Company owns, free and clear of claims or rights of any other Person, except as provided under this Agreement, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the knowledge of the Company, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its business as presently conducted (other than with respect to software which is generally commercially available and not used or incorporated into the Company’s products and open source software which may be subject to one or more “general public” licenses). All works that are used or incorporated into the Company’s services, products or services or products actively under development and which is proprietary to the Company was developed by or for the Company by the current or former employees, consultants or independent contractors of the Company or purchased or licensed by the Company.

                    (b) The business of the Company as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company do not, to the knowledge of the Company, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties in any material respect. The Company has not received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).

                    (c) No claim is pending or, to the Company’s knowledge, threatened against the Company nor has the Company received any written notice or other written claim from any Person asserting that the Company’s present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person.

                    (d) All licenses or other agreements under which the Company is granted Intellectual Property (excluding licenses to use software utilized in the Company’s internal operations and which is generally commercially available) are in full force and effect and, to the Company’s knowledge, there is no material default by any party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

                    (e) All licenses or other agreements under which the Company has granted rights to Intellectual Property to others (including all end-user agreements) are in full force and effect, there has been no material default by the Company or any Company Subsidiary thereunder and, to the Company’s knowledge, there is no material default of any provision thereof relating to Intellectual Property by any other party thereto.

                    (f) The Company has taken all steps required in accordance with commercially reasonable business practice to establish and preserve their ownership in its owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company which has not been patented or copyrighted. To the Company’s knowledge, the Company is not making any unlawful use of any Intellectual Property of any other Person, including, without limitation, any former employer of any past or present employees of the Company. To the Company’s knowledge, neither the Company nor any of its employees has any agreements or arrangements with former employers of such employees relating to any Intellectual Property of such employers, which materially interfere or conflict with the performance of such employee’s duties for the Company or result in any former employers of such employees having any rights in, or claims on, the Company’s Intellectual Property. Each current employee of the Company has executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company, as the case may be, each independent contractor or consultant of the Company has executed agreements regarding confidentiality and proprietary information, and the Company has not received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. Without limiting the foregoing: (i) the Company has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property that is confidential or proprietary; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property. The Company has complied in all material respects with its respective obligations pursuant to all agreements relating to Intellectual Property rights that are the subject of licenses granted by third parties, except for any non-

compliance that has not had or would not reasonably be expected to have a Material.

          4.20. Chief Executive Office. The chief executive office of the Company and its records with respect to the IP Collateral and WC Collateral are located at Wixom, Michigan.

SECTION 5. REPRESENTATIONS OF THE PURCHASERS

          Each Purchaser severally represents and warrants, but only as to itself, to the Company that:

          5.1. Power and Authority. Such Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement and the Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and the Loan Documents to which it is a party by such Purchaser have been duly authorized by all required corporate and other actions. Such Purchaser has duly executed and delivered this Agreement and the Loan Documents to which it is a party, and this Agreement and the Loan Documents to which it is a party constitute the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally and subject to the availability of equitable remedies and the application of equitable principles.

          5.2. Purchase for Investment. Such Purchaser is capable of evaluating the risk of its investment in the Notes and Warrants being purchased by it and is able to bear the economic risk of such investment. Such Purchaser is purchasing the Notes and Warrants to be purchased by it for its own account, and the Notes and Warrants are being purchased by it for investment and not with a present view to any distribution thereof.

          It is understood that the disposition of such Purchaser’s property shall, subject to the terms of this Agreement, at all times be within such Purchaser’s control. If such Purchaser should in the future decide to dispose of any of its Notes, Warrants or Shares, it is understood that it may do so only in compliance with the Securities Act and this Agreement.

SECTION 6. PREPAYMENTS

           6.1. Optional Prepayments of Class 2 Notes.

          Class 2 Notes must be paid at such times as the Company receives payment on the specified order(s) associated with such Notes, with payment being applied first to accrued interest and then to principal. In addition, the Company may make prepayment in full or part on the Class 2 Notes at any time.

          6.2. Optional Prepayments of Class 3 Notes.

          (a) The Company may at its option (subject to the other provisions of this Section 6.2) prepay all or part of the principal amount of Class 3 Notes, at a price equal to the aggregate principal amount of the Notes to be prepaid plus accrued interest thereon to the date of prepayment.

          (b) The aggregate amount of each prepayment of the principal amount of affected Class 3 Notes pursuant to this Section 6.2 shall be allocated among all affected Class 3 Notes, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Class 3 Notes.

          (c) The right of the Company to prepay Class 3 Notes pursuant to this Section 6.2 shall be conditioned upon its giving notice of prepayment, signed by an officer, to the holders of Class 3 Notes not less than thirty (30) days and not more than sixty (60) days prior to the date upon which the prepayment is to be made specifying (i) the registered holder of each Class 3 Note to be prepaid, (ii) the aggregate principal amount being prepaid, (iii) the date of such prepayment (which must be a Business Day), (iv) the accrued and unpaid interest (to but not including the date upon which the prepayment is to be made) and (v) that the prepayment of Class 3 Notes is being made pursuant to this Section 6.2. Notice of prepayment having been so given, the aggregate principal amount of the Class 3 Notes so specified in such notice, and all accrued and unpaid interest thereon, shall become due and payable on the specified prepayment date, but the right to convert any or all of the Class 3 Notes to Common Stock shall continue to, but not including, the date of such prepayment.

          (d) The right of the Company to prepay Old Class 3 Notes pursuant to this Section 6.2 shall be further conditioned upon either of the following being met:

(i)

fourteen months shall have elapsed from the Closing Date for each Class 3 Note affected, the Common Stock of the Company shall have been trading at an average Market Price of the greater of $1 per share or 125% of the conversion price for the Class 3 Notes being called for the four months prior to the specified prepayment date and the Common Stock receivable by the Class 3 Purchasers upon conversion of their Class 3 Notes having been eligible for public market sale, whether through registration or an exemption therefrom, for at least four months prior to the specified prepayment date; or

(ii)

the common stock of the Company shall have been trading at an average Market Price of the greater of $1 per share or 200% of the conversion price for the Class 3 Notes being called for the four month prior to the specified prepayment date and the Common Stock receivable by the Class 3 Purchasers upon conversion of their Class 3 Notes having been eligible for public market sale, through registration, for at least four months prior to the specified prepayment date.

The provisions of this section 6.2(d) shall not be applicable if the prepayment by the Company is pursuant to the sale by the Company of substantially all of its assets.

          (e) Notwithstanding any of the other provisions in this Agreement (including, without limitation, other provision in this Section 6.2), the Company shall have the right to prepay $100,000 of Old Class 3 Notes prior to April 1, 2008 without being required to prepay any New Class 3 Notes.

          (f) The right of the Company to prepay New Class 3 Notes pursuant to this Section 6.2 shall be further conditioned upon the satisfaction of the following conditions:

i.	Twelve (12) months have elapsed from the Issue Date,

ii.

The Market Price for the Common Stock shall have averaged at least $0.50 per share during any period of twenty (20) consecutive Trading Days prior to the date the Company gives notice to prepay said notes, and

iii.

During such twenty consecutive Trading Days (referred to in ii above), the resale of issuable shares underlying said notes shall have been covered by an effective registration statement or such issuable shares shall have been eligible for sale to the public pursuant to Rule 144 without limitation as to the number of shares to be sold. Notwithstanding other provisions in this Agreement that require the Company to treat all New Class 3 Notes without partiality, the Company may prepay notes under this provision [6.2.(f) iii] where the resale of issuable shares underlying said notes shall only have been eligible for sale to the public pursuant to Rule 144 without limitation as to the number of shares to be sold provided that the Company also offers to prepay a proportional share of the balance of New Class 3 Notes then outstanding.

The provisions of this section 6.2(f) shall not be applicable if the prepayment by the Company is pursuant to the sale by the Company of substantially all of its assets.

          (g) The right of the Company to prepay Class 3 Notes (other than notes specified in 6.2.(e) above) pursuant to the terms in 6.2 (d) and (f) shall be further conditioned that the Company has no Class 2 Notes outstanding at the prepayment date.

          (h) The right of the Company to prepay New Class 3 Notes outstanding that are “blocked” from being converted pursuant to Section 2 of said notes shall be subject to additional terms and conditions in this section as follows:

If such “blocked” holder of a New Class 3 Note is directly or indirectly, the beneficial owner of ten percent (10%) of shares of the Company (pursuant to Section 16 of the Securities Exchange Act) [“Blocked Insider”] and said Blocked Insider has sold any shares of the Company within the 6 month period prior to date of such planned prepayment date as specified in the notice of prepayment given pursuant to Section 6.2.(c) above, the Company must extend the prepayment date for such Blocked Insider to10 Business Days after six months have elapse from said Blocked Insider’s latest sale or disposition of shares of the Company prior to said Blocked Insider being given notice of such planned prepayment (this limitation shall not apply to sales of shares by the

Blocked Insider after being given notice of such planned prepayment). Said Blocked Insider may waive the extra prepayment notice time and accept the prepayment. If the Blocked Insider has not waived the extra prepayment notice time, delaying prepayment to the Blocked Insider pursuant to this section shall not be considered a violation of requirements in this Agreement that the Company treat all Class 3 Note holders without partiality.

          6.3. Obligations Unconditional. The Company hereby agrees and confirms that its obligations under the Notes shall be deemed to constitute for all purposes obligations for the payment of Indebtedness for Borrowed Money and shall accordingly be absolute and unconditional in accordance with the terms of the Notes and this Agreement and shall not be affected by (and the Company agrees not to assert) any right the Company may now or at any time hereafter have, including any right to terminate, cancel, quit or surrender this Agreement or any Note except in accordance with the express terms thereof.

SECTION 7. AFFIRMATIVE COVENANTS

          The Company covenants and agrees that, until payment in full of the principal of and accrued interest on the Notes and the payment or performance of all other obligations under the Loan Documents, the Company shall:

          7.1. Preservation of Corporate Existence; Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

          7.2. Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, business interruption insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amounts as it shall reasonably deem necessary, and maintain such other insurance as may be required by Governmental Regulations or as may be reasonably requested by the Majority Noteholders. Upon request, the Company shall deliver to each Purchaser copies of all or any of such insurance policies or the related certificates of insurance.

7.3. Reporting Requirements. Furnish to each Purchaser the following:

(a) promptly and in any event within five (5) calendar days after becoming aware of the occurrence of (A) any Potential Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company or any Subsidiary, and any material developments therein, or (C) any development in the business or affairs of the Company which has resulted in or which is likely, in the reasonable judgment of the Company, to result in a Material Adverse Effect, a statement of an officer of the Company setting forth details of such Potential Default or Event of Default or such litigation or such event or condition and the action which the affected person has taken and proposes to take with respect thereto;

(b) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the Consolidated balance sheet of the Company as of the end of each such quarter and Consolidated income statement of the Company for each such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year;

(c) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audited Consolidated financial statements of the Company for such fiscal year;

(d) promptly after receipt thereof by the Company, copies of any audit or management reports submitted to it by independent Accountants in connection with any audit, interim audit or other report submitted to the board of directors of the Company;

(e) promptly after the same are available, copies of each annual report, proxy or financial statement or other communication sent to the Company’s stockholders and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Securities and Exchange Commission or with any securities exchange or the National Association of Securities Dealers, Inc.; and

(f) promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company as any Purchaser may from time to time reasonably request upon reasonable notice.

          The requirement that information under Sections 7.3.(b), (c), (d), and (e) be furnished to each Purchaser shall be met by the Company filing such documents with the Commission. Additionally, the Company will also provide copies of such documents to any Purchaser upon written request of such Purchaser.

          Each holder of Notes and Warrants hereby acknowledges that it is aware of the restrictions imposed by federal and state securities laws on a person possessing material nonpublic information about a company. In this regard, each such holder hereby agrees that (i) while it is in possession of material nonpublic information with respect to the Company and its Subsidiaries, such holder will not purchase or sell any securities of the Company, or communicate such information to any third party, in violation of any such laws and (ii) it will keep all such nonpublic information confidential.

          7.4. Accounting; Access to Records, Books; Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit the Agent to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such person and to discuss the affairs, finances and accounts of such person with their respective directors, officers, employees and independent auditors, and by this provision the Company does hereby authorize the same, and (ii) permit the Agent to conduct a comprehensive field audit of its books, records, properties and assets, if there is no Event of Default or Potential Default continuing, at the Purchasers’ expense, otherwise at the Company’s expense.

          7.5. Further Assurances. Execute and deliver promptly after request therefor by any Purchaser, all further instruments and documents and take all further action that may be necessary or desirable, or that any Purchaser may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of any Purchaser under, this Agreement and the other Loan Documents.

          7.6. Use of Proceeds. The Company will use the net proceeds realized from the sale of the Notes for working capital and other general corporate purposes and to repay up to $100,000 of Old Class 3 Notes. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any “margin stock” as defined in said Regulation U, or any “margin stock” as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any such margin stock or other securities.

          7.7. Office for Payment, Exchange and Registration. So long as any of the Notes or Warrants are outstanding, the Company will maintain an office or agency where Notes or Warrants may be presented for payment, exchange, exercise or registration of transfer as provided in this Agreement or in the Warrants. Such office or agency initially shall be the office of the Company set forth in Section 22 hereof, which place may from time to time be changed by notice to the holders of all Notes and Warrants then outstanding.

          7.8. Notices. The Company will give notice to each holder of a Note or Warrant promptly after it learns (other than by notice from all of such holders) of the existence of any default under any Permitted Senior Indebtedness or any material default under any other evidence of Indebtedness or under any indenture, mortgage or other agreement relating to any evidence of Indebtedness in respect of which the Company or any Subsidiary is liable.

          7.9. Fiscal Year. The fiscal year of the Company for tax, accounting and any other purposes shall end on December 31 of each calendar year.

          7.10. Communication with Accountants. The Company hereby authorizes the Agent or Representative (on behalf of the Purchasers) to communicate directly with the independent certified public Accountants for the Company and authorizes such Accountants to disclose to the Agent any and all financial statements and any other information of any kind that they may have with respect to the assets, Properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company; provided, that the Company be informed of any such disclosures and participate in any conversations between such Accountants and the Agent (and the Company agrees that it will not fail to cooperate in arranging or unreasonably delay any such conversations); and further provided that the Agent or Representative shall not incur charges from such Accountants in exercise of such rights for more than ten (10) hours per calendar year without the Company’s prior written consent. The Company shall deliver a letter addressed to such Accountants instructing them to comply with the provisions of this Section 7.10.

          7.11. Environmental Matters. The Company agrees to indemnify, defend, protect and hold harmless Purchasers, their officers, directors, shareholders, employees, and agents from and against any and all liability, loss, damage, cost and expense, including, but not limited to, attorneys’ and consultants fees and disbursements arising from any breach of representations and warranties set forth in Section 4.12 or covenants set forth in Section 7.2 herein, the Release or presence of Hazardous Materials on, under, about, adjacent to, from or at any properties or facilities currently or previously owned, operated or leased by the Company or any Subsidiary, any predecessors of the Company or any Subsidiary or any entities previously owned by the Company or any Subsidiary, or at any off-site location to which Hazardous Materials generated by the Company or any Subsidiary, any predecessors of the Company or any Subsidiary or any entities previously owned by the Company or any Subsidiary were sent for handling, treatment, storage, or disposal or any violation of any Environmental Law or Environmental Permit by the Company or any Subsidiary or any entity previously owned by the Company or any Subsidiary. The obligations of the Company under this Section shall survive the Closing indefinitely.

          7.12. Taxes. All payments to a holder of Notes or to a partner of a holder (or to a partner of such a partner) (any of the foregoing referred to herein as a “recipient”) of principal of, and interest on, the Notes and all other amounts payable under this Agreement and any other Loan Document shall be made free and clear of, and without deduction for, any present or future income, stamp or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by the net income of such recipient (such non-excluded items being herein called “Taxes”). In the event that any withholding or deduction from any payment to be made hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

(a) pay to the relevant authority the full amount required to be so withheld or deducted; and

(b) promptly forward to such recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority.

          7.13. Delivery of Information for Rule 144A Transactions. If a holder of Notes proposes to transfer any such Notes pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company which is required to be delivered by such holder to any transferee of such Notes pursuant to such Rule 144A.

          7.14. Amending Articles of Incorporation to increase authorized shares outstanding. The Company agrees to request that shareholders amend its Articles of Incorporation to increase its authorized shares outstanding to Seventy (70) million shares at the next regularly scheduled annual meeting of shareholders. If the Company does not obtain approval of the shareholders for this increase in authorized shares outstanding at said annual meeting, the Company shall call a meeting every fiscal quarter thereafter to seek approval of the shareholders until such approval is obtained.

SECTION 8. NEGATIVE COVENANTS

          The Company further covenants and agrees that it will not and will not permit any Subsidiary to:

          8.1. Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

          8.2. Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except (i) liabilities arising from the endorsement of letters of credit, notes, drafts, instruments or documents for deposit or collection or similar transactions in the ordinary course of business and (ii) other Contingent Liabilities not in excess of $500,000 in the aggregate.

          8.3. Restricted Payments. Make any Restricted Payment or Restricted Investment, except from Earnings Available for Dividends.

          8.4. Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of any IP Collateral except in the ordinary course of business or except upon payment to the Noteholders and holders of notes issued pursuant to Other Note Purchase Agreements (as defined in Section 23 below) of 90% of the net proceeds received by the Company from the sale of such IP Collateral, up to the full amount of the Company’s Obligations to the Noteholders and holders of notes issued pursuant to Other Note Purchase Agreements, except that Class 3 Note holders and holders of notes issued pursuant to Other Note Purchase Agreements would have the option instead to convert the portion of their Class 3 Notes or notes issued pursuant to Other Note Purchase Agreements which is proposed to be repaid into the common stock of the Company with the Company retaining that portion of the proposed payment. It is agreed that the Company may place source code for software in escrow at the request of purchasers of its products without violating this Agreement.

          8.5. Amendment of Charter. Amend, modify or waive any term or provision of its corporate charter, unless required by law, except as provided herein.

          8.6. Corporate Offices; Corporate Name; Corporate Records. Transfer its executive offices or change its corporate name or maintain records (including computer printouts and programs) with respect to the IP Collateral or WC Collateral at any locations other than those at which the same are presently kept or maintained, except upon giving notice to the Noteholders and the Agent

          8.7. Private Placement Status. Neither the Company nor any agent nor any other Person acting on the Company’s behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, Warrants or Shares within the provisions of Section 5 of the Securities Act (other than in accordance with a registration and qualification of Shares under Section 17 hereof).

          8.8. Transactions with Affiliates. Enter into, or permit or suffer to exist, any transaction or arrangement with any Affiliate, except on terms which are no less favorable to the Company than could be obtained from persons who are not Affiliates.

          8.9. Limitations of dilution rights on future securities issued. From March 1, 2008 until such time as Purchasers in the aggregate hold less than one million of the Shares and No Purchaser holds any of the Notes, enter into an agreement to effect any “Subsequent Financing” involving a “Dilutive Transaction” or an “MFN Transaction” (each as defined below). The term “Subsequent Financing” shall mean any capital raising financing by the Company or any Subsidiary using Common Stock or Common Stock Equivalents. The term “Dilutive Transaction” shall mean (A) a transaction in which the Company or any Subsidiary issues or sells any note or other security, including without limitation preferred shares, convertible into Common Stock (“Convertible Securities”) which calls for the conversion price at which such Convertible Securities may be converted into Common Stock to be reduced from the conversion price specified at the time of the issuance of such Convertible Securities below $0.25 per share

(subject to adjustment for stock splits, stock dividends and similar events after February 25, 2008), or (B) a transaction in which the Company or any Subsidiary issues or sells any warrant or other security exercisable or exchangeable into Common Stock (“Other Exercisable Securities”) which calls for the Company to issue or commit to issue more shares of its Common Stock than was specified at the time of the issuance of said Other Exercisable Securities caused by the future issuance by the Company or any Subsidiary of Common Stock, Convertible Securities, or Other Exercisable Securities convertible, exchangeable, or exercisable into Common Stock below $0.25 per share (subject to adjustment for stock splits, stock dividends and similar events after March 1, 2008). The term “MFN Transaction” shall mean a transaction in which the Company or any Subsidiay issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. The limitations in this section shall not apply to the warrants issued to the PIPE Investors (as defined in Section 4.15 above), including, without limitation, additional warrants issued to said PIPE investors pursuant to the terms or waiver of terms in said PIPE Investors’ warrants.

          8.10. Limitations of future Common Stock issuances. Issue any security which commits it to issue or potentially to issue Common Stock in excess of the limit of authorized shares outstanding at the time of the issuance of any such security. This limitation shall only apply to authorized shares outstanding above Seventy (70) million shares.

          8.11. Limitations on equity securities which may be issued under employee compensation plans. Issue restricted stock bonuses, new stock options, or link other bonus plans to the change in the price of its Common Stock to its current employees, officers, or directors (current employees, officers, or directors being defined as any individuals that were engaged in such capacities at any time from January 1, 2007 to the date at which this Agreement is effective) in the aggregate amount exceeding Two Million Eight Hundred Twenty Eight Thousand (2,828,000) issued or issuable shares of its Common Stock until all Class 2 Notes are repaid (said 2,828,000 issued or issuable share limitation shall be reduced by any such share issuances that were not made pursuant to an existing employee stock option plan since January 1, 2008 and shall also be reduced by any of the options to purchase 128,000 shares of the Company’s Common Stock at $1.065 per share that have been granted to employees pursuant to the Company’s 1995 stock option plan that are outstanding at February 8, 2008 and that are not cancelled by May 5, 2008). (This limitation does not preclude the Company from seeking shareholder approval for employee compensation plans which allow the company to issue over 2,828,000 shares, options, or issuable shares of its Common Stock prior to repaying all of its Class 2 Notes.)

          8.12. Limitations of subordinated debt issuances. Except as otherwise provided in this Agreement and until there are no Notes outstanding, issue any debt securities in a capital raising transaction which do not meet the definition of Subordinated Debt herein.

SECTION 9.

          Intentionally Omitted

SECTION 10. CONDITIONS TO PURCHASERS’OBLIGATIONS

          The Purchasers’ obligations to purchase a Note or Notes and a Warrant or Warrants hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchasers):

          10.1. Accuracy of Representations and Warranties. The representations and warranties of the Company in this Agreement and in the Loan Documents or in any certificate or document delivered pursuant hereto or thereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement).

          10.2. Compliance with Agreements; No Defaults. Except as disclosed on Exhibit G, the Company performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement or the Loan Documents and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date. On the Closing Date (after giving effect to the transactions contemplated hereby), there shall be no Event of Default or Potential Default.

          10.3. Proceedings. All corporate and other proceedings in connection with the transactions contemplated by the Loan Documents, and all documents incident thereto, shall be in form and substance satisfactory to the Purchasers and their counsel, and the Purchasers shall have received all such originals or certified or other copies of such documents as the Purchasers or their counsel may reasonably request.

          10.4. Legality; Governmental and Other Authorization. The purchase of and payment for the Notes and Warrants shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchasers and shall not subject the Purchasers to any penalty, tax (excepting income tax obligations of Purchasers), liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and registrations or qualifications with, any governmental or administrative agency, or other Person, with respect to the transactions contemplated by the Loan Documents shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchasers, upon their reasonable request setting forth what is required, factual certificates or other evidence, in form and substance satisfactory to the Purchasers and their counsel, to enable the Purchasers to establish compliance with this condition.

          10.5. No Change in Law, etc. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress, and no investigation by any governmental authority or administrative body shall have been commenced or threatened, and no action, suit or proceeding shall have been commenced before, and no decision shall have been rendered by, any court, other governmental body or arbitrator, which, in any such case, in the Purchasers’ reasonable judgment could adversely affect, restrain, prevent or change the transactions contemplated by this Agreement and the Loan Documents (including without limitation the issuance of the Notes and the Warrants hereunder or the issuance of Shares upon exercise of the Warrants) or materially and adversely affect the business, affairs, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

          10.6. Delivery of Additional Disclosure Documents. The Company shall have delivered a copy of its most recent Form 10-K and any interim reports, including financial statements, as filed with the Commission.

          10.7 Related Agreements. The Company shall have delivered to the Purchasers executed copies of the Collateral Assignment, and the WC Security Agreement.

          10.8 Security Interests. All filings of UCC financing statements and all other filings and actions necessary to perfect the IP Security Interests and the WC Security Interests as valid and perfected Liens in the Property covered thereby, subject only to Permitted Liens in effect on the date hereof, shall have been filed or taken and confirmation thereof shall have been received by the Agent. All filings of UCC financing statements and all other filings and actions necessary to perfect the security interests of the Class 2 Purchasers in the WC Collateral as valid and perfected Liens in the Property covered thereby, subject only to Permitted Liens in effect on the date hereof, shall have been filed or taken and confirmation thereof shall have been received by the Representative.

          10.9 Searches. The results of tax lien, litigation, UCC, bankruptcy, and judgment searches with respect to the Company obtained by the Purchasers shall be acceptable.

          10.10. Material Agreements. Review and approval by the Purchasers, at their option and expense, of all material agreements to which the Company is a party, including without limitation, all such documents in respect of the borrowing of money, all joint venture agreements, supply agreements or requirements contracts, royalty agreements, license agreements, employment/management incentive agreements, and product warranties.

          10.11 Insurance. The Purchasers shall have received such evidence satisfactory to them as they have requested that the Company and any Subsidiary have in effect such casualty, hazard, public liability, product liability and other insurance policies required by the Purchasers, written by insurers and in amounts and forms satisfactory to the Purchasers.

          10.12 Other Documents and Opinions. The Purchasers shall have received such other certificates, documents and opinions, in form and substance satisfactory to the Purchasers and their counsel, relating to matters incident to the transactions contemplated hereby as the Purchasers may reasonably request.

SECTION 11. AMENDMENT AND WAIVER

          11.1. Amendments and Waivers. This Agreement and any Loan Document may be amended (or any provision hereof or thereof waived) only with the written consent of (i) the Majority Noteholders, and (ii) the holder or holders of Warrants or Shares representing at least a majority of the sum of the Shares then outstanding and the Shares then obtainable upon the exercise of all Warrants and conversion of Class 3 Notes then outstanding, if any; provided, however, that no such amendment or waiver shall (i) change the fixed maturity of any Note, the rate or the time of payment of interest thereon, the principal amount thereof, the premium thereon, the currency in which the Notes are payable, the prepayment provisions of Section 6 hereof, the current exercise price of a Warrant, the current conversion price of a Class 3 Note, or the registration rights under Section 17 hereof, without the consent of the holder of each Note, Warrant or Share so affected or (ii) reduce the aforesaid percentage of Notes, or reduce the aforesaid percentage of Warrants or Shares, the holders of which are required to consent to any such amendment or waiver, without the consent of the holders of all the Notes, or, as the case may be, the holders of all Warrants and Shares, then outstanding or (iii) exchange the definition of “Majority Noteholders” without the consent of the holders of all the Notes then outstanding or (iv) increase the percentage of the amount of the Notes, the holders of which may declare the Notes to be due and payable under Section 14 hereof, without the consent of the holders of all the Notes then outstanding without the consent of the holder of each Note so affected, or (v) amend any term in this Agreement and any Loan Documents (or any provision hereof or thereof waived) that does not treat all Class 2 Notes, Class 3 Notes, Warrants, or Shares then outstanding or issuable at the time of such amendment or waiver pursuant to this Agreement or previous versions of this agreement without partiality, with respect to each such class of securities respectively [for example, all such Class 2 Note amendments or waivers must be without partiality for all Class 2 Notes then outstanding or all such Class 3 Note amendments or waivers must be without partiality for all Class 3 Notes then outstanding], without the consent of the holder of each Note, Warrant or Share so affected, or (vi) amend any term in this Agreement and any Loan Documents (or any provision hereof or thereof waived) that does not treat all Notes then outstanding without partiality with respect to any applicable provision in the Collateral Assignment and/or WC Security Agreement for Notes subject to such Collateral Assignment (including, without limitation notes issued pursuant to Section 23 below) or for Notes subject to the WC Security Agreement respectively without the consent of the Noteholder so affected. Notwithstanding the above, prior to April 30, 2008, the Company is allowed to amend or waive the terms in Old Class 3 Notes in the principal amount of $100,000 without offering or granting such terms or waivers to the balance of the Old Class 3 Note holders or offering such terms to New Class 3 Note holders.

          11.2. Notice of Proposed Amendments and Waivers. The Company agrees that all holders of Notes, Warrants or Shares shall be notified by the Company in advance of any proposed amendment or waiver of any Loan Document, but failure to give such notice shall not in any way affect the validity of any such amendment or waiver. In addition, promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of any amendment or waiver which has been adopted to all holders of Notes, Warrants or Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such Amendment or waiver.

          11.3. All Holders Bound by Amendments and Waivers. The Company and each holder of a Note, Warrant or Share then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Section 11, whether or not such Note, Warrant or Share shall have been marked to indicate such modification, but any Note, Warrant or Share issued thereafter shall bear a notation as to any such modification (but the failure to bear any such notation shall not affect the validity of any such subsequently issued Note, Warrant or Share, which shall be enforceable in accordance with its terms subject to any such modification).

SECTION 12. EXCHANGE OF NOTES AND WARRANTS; CANCELLATION OF SURRENDERED NOTES

          12.1. Exchange of Notes. Subject to Section 16 hereof, at any time at the request of any holder of one or more of the Notes to the Company at its office provided under Section 7.7 hereof, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefore new Notes, in such denomination or denominations as such holder may request (which must be in denominations of no less than $ 10,000 plus one Note in a lesser denomination, if required), in aggregate principal amount equal to the unpaid principal amount of the Note or Notes surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Note or Notes surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Note or Notes so surrendered) and payable to such Person or Persons or order as may be designated by such holder. Any such new Note shall bear any notation required by Section 11 hereof.

          12.2. Exchange of Warrants. Subject to Section 16 hereof, at any time at the request of any holder of one or more of the Warrants to the Company at its office provided under Section 7.7 hereof, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefore a new Warrant certificate or certificates of like tenor, in such amount or amounts as such holder may request and calling in the aggregate on the face or faces thereof for the number of Shares which are called for on the face or faces of the Warrant certificate or certificates so surrendered, and in the name of such holder or as such holder may direct. Any such new Warrant certificate shall bear any notation required this Agreement, including Exhibits herein.

          12.3. Percent of Interest on Surrendered Notes. In the event that any Note is surrendered to the Company upon the exercise of all or a portion of any Warrant using the principal amount of, or accrued and unpaid interest on, the Notes in accordance with the terms of the Warrants, or upon a prepayment under Section 6 hereof, the Company shall pay all accrued and unpaid interest on such Note or such portion thereof and interest shall cease to accrue upon that portion of the principal amount of such Note used for such exercise or which was prepaid, and the right to receive, and any right or obligation to make, any prepayment on such portion of the principal amount pursuant to Section 6 hereof shall terminate all upon the date of such exercise or prepayment and upon presentation and surrender of such Note to the Company.

          12.4. Surrender of Note in Exercise of Warrants. Upon the exercise in whole or in part of any Warrant using the principal amount of, or accrued and unpaid interest on, the Notes in accordance with the terms of the Warrants or upon any prepayment under Section 6 hereof, if only a portion of the principal amount of a Note is used in such exercise or prepayment, then such Note shall be surrendered to the Company and the Company shall simultaneously execute and deliver to or on the order of the holder thereof, at the expense of the Company, a new Note or Notes in principal amount equal to the unused portion of such Note.

          12.5. Cancellation of Surrendered Notes. All Notes or portions thereof which have been used to exercise all or a portion of a Warrant, or which have been prepaid under Section 6 hereof, shall be canceled by the Company and no Notes shall be issued in lieu of the principal amount so used for such exercise or prepayment.

SECTION 13. REGISTRATION; REPLACEMENT OF NOTES AND WARRANTS

          13.1. Registration of Transfers. The Company shall keep a register in which provisions shall be made for the registration of the Notes and Warrants and the registration of transfers of the Notes and Warrants. The register shall be kept at the office of the Company provided under Section 7.7 hereof. Upon surrender for registration of transfer of any Note or Warrant at the office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes or Warrants, as the case may be, of a like aggregate principal amount of Notes or number of Shares. Each new Note issued upon transfer shall be in a principal amount of at least $10,000 and in integral multiples of $10,000 and dated the date or dates to which interest on the Notes or Warrants surrendered shall have been paid. Each new Warrant issued upon transfer shall be for at least 25% of the total Warrants held by such holder and dated the date of the original Warrant. All Notes or Warrants issued upon any registration of transfer of Notes or Warrants, as the case may be, shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same security and benefits under this Agreement and the other Loan Documents, as the Notes or Warrants surrendered upon such registration of transfer. The Company shall make a notation on each new Note of the amount of all payments of principal previously made on the old Notes with respect to which such new Note is issued and the date to which interest accrued on such old Note has been paid.

          13.2. Replacement of Notes and Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note or Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender of such Note or Warrant (which surrendered Note or Warrant shall be canceled by the Company), the Company will, without further charge, issue a new Note or Warrant, as the case may be, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note or Warrant as if the lost, stolen, destroyed or mutilated Note or Warrant were then surrendered for exchange.

SECTION 14. DEFAULTS

          14.1. Events of Default. Any of the following shall constitute an “Event of Default” (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the Company defaults in the payment of (A) any part of the principal of any Note or any note issued under Other Note Purchase Agreements (as defined in Section 23 below), when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, or (B) the interest on any Note or any note issued under Other Note Purchase Agreements (as defined in Section 23 below), when the same shall become due and payable, and such default in the payment of interest shall have continued for ten (10) days or (C) the Company fails to pay any other amount due hereunder or under any Loan Document and such default shall have continued for ten (10) Business Days after notice thereof; from the Agent;

          (b) Any representation or warranty made by Borrower in this Agreement or in any Loan Document or in any certificate, report, financial statement other document furnished by or on behalf of the Company in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made;

          (c) Any term, covenant or agreement contained in Section 8 shall be breached;

          (d) Any term, covenant or agreement contained in this Agreement or any other Loan Document (other than with regard to payments) shall be breached, and such breach shall remain unremedied for thirty (30) calendar days after receipt by the Company of written notice thereof;

          (e) One or more judgments or orders for the payment of money in an aggregate amount of $250,000 or more shall be rendered against any of the Company, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect Company which causes or could cause a Material Adverse Effect or which does or could have an adverse effect on the legality, validity or enforceability of this Agreement or any other Loan Document and either (i) such judgment or order shall have remained unsatisfied and the Company shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; provided that no final judgment shall be included in the calculation under this subsection to the extent that the claim underlying such judgment is covered by insurance and defense of such claim has been tendered to and accepted by the insurer without reservation.

          (f) The occurrence of a Reportable Event that results in or could result in liability of the Company or its ERISA Affiliates to the PBGC or to any Plan in excess of $50,000 and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof, or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company or its ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof, or the filing by the Company, or any of its ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company or any of its ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan in excess of $50,000; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company or its ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any of its ERISA Affiliates, any Plan of the Company, or its ERISA Affiliates or any fiduciary of any such Plan in excess of $50,000; or failure by the Company, or any of its ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(o) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company or any of its ERISA Affiliates to the PBGC or any Plan in excess of $50,000; or the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001 (a)(2) of ERISA; or the Company or any of its ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Purchasers.

          (g) The Company shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered); or shall make a general assignment for the benefit of creditors; or shall institute, or there shall be instituted against the Company any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company and is being contested by the Company in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection.

          (h) This Agreement or any of the other Loan Documents shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or shall be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by the Company or any stockholder of the Company not a party to this Agreement, or the Company shall deny that it has any further liability or obligation thereunder or hereunder, as the case may be.

          14.2. Acceleration of Notes. If an Event of Default occurs, then and in each such event the Majority Noteholders may at any time (unless all such Events of Default shall theretofore have been waived or remedied) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable in full. Upon any such declaration or upon the occurrence of an Event of Default pursuant to clause (h) of Section 14.1 hereof (in which case no declaration is required), all Notes shall forthwith immediately mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived. However, if, at any time after the principal of the Notes shall so become due and payable and prior to the date of maturity stated in the Notes, all arrears (without giving effect to any such acceleration) of principal and interest on the Notes (with interest at the rate specified in the Notes on any overdue principal and, to the extent legally enforceable, on any overdue interest) shall be paid by or for the account of the Company, then the Majority Noteholders, by written notice or notices to the Company, may rescind or annul such declaration. If any holder of a Note shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, will give written notice thereof to all other holders of the Notes then outstanding, describing such notice or other action and the nature of the claimed default.

SECTION 15. REMEDIES

          15.1. Enforcement of Rights; Exercise of Remedies. In case any one or more Events of Default shall occur and be continuing, the holder of a Note or Warrant then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or for any other remedy (including, without limitation, damages). [Remedies for Events of Default pursuant to the WC Security Agreement are in said WC Security Agreement and are in addition to the remedies in this Section 15.] In addition, the Agent may:

          (a) without notice to or demand upon the Company, make such payments and do such acts as the Agent considers necessary or reasonable to protect interest in the IP Collateral. The Company agrees to assemble the IP Collateral if the Agent so requires, and to make the IP Collateral available to the Agent as the Agent may designate. The Company authorizes the Agent to enter the premises where the IP Collateral is located, to take and maintain possession of the IP Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in the Agent’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of the Company’s owned premises, the Company hereby grants the Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days, limited by the rights of the owner of such premises, in order to exercise any of the Agent’s rights or remedies provided herein, at law, in equity, or otherwise;

          (b) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the IP Collateral. The Agent is hereby granted a license or other right to use, without charge, the Company’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, and the goodwill associated with any of the foregoing, or any property of a similar nature, as it pertains to the IP Collateral, in completing production of, advertising for sale, and selling any IP Collateral and the Company’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit;

          (c) sell the IP Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Company’s premises) as the Agent determines is commercially reasonable. It is not necessary that the IP Collateral be present at any such sale;

          (d) give notice of the disposition of the IP Collateral (if allowed by law) as follows:

(i) the Agent shall give the Company and each holder of a security interest in the IP Collateral who has filed with the Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the IP Collateral, then the time on or after which the private sale or other disposition is to be made;

(ii) the notice shall be personally delivered or mailed, postage prepaid, to the Company as provided in Section 22, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the IP Collateral is perishable or threatens to decline speedily in value. Notice to persons other than the Company claiming an interest in the IP Collateral shall be sent to such addresses as they have furnished to the Agent;

(iii) if the sale is to be a public sale, the Agent also shall give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

          (e) the Agent or any Noteholder may bid and purchase at any public or private sale and can offset the Company’s obligations against the purchase price; and

          (f) any deficiency that exists after disposition of the IP Collateral as provided above will be paid immediately by the Company. Any excess after the payment of all expenses will be returned, without interest and subject to the rights of third parties, by the Agent to the Company.

          15.2. Payment of Expenses of Enforcement and Collection. In case of a default in the,

payment of any principal of or interest on any Note, or default in the payment of amounts owing under this Agreement or any Loan Document, or default in the observance of any other agreement or covenant of the Company contained in this Agreement or any Loan Document, the Company will pay to the holder thereof or party thereto, in addition to any interest or premium otherwise required, such further amount as shall be sufficient to cover any and all costs and expenses of enforcement and collection, including, without limitation, reasonable attorneys’ fees and expenses.

          15.3. Delay Not a Waiver. No course of dealing and no delay on the part of the Agent, any holder of any Note or Warrant or any party to this Agreement or any Loan Document in exercising any rights or remedies shall operate as a waiver thereof or otherwise prejudice such holder’s or party’s rights. No right or remedy conferred hereby or by any Loan Document shall be exclusive of any other right or remedy referred to herein or therein or available at law, in equity, by statute or otherwise. To the extent permitted under any applicable law, the Company hereby irrevocably waives and relinquishes the benefit of any valuation, stay, appraisal, extension or redemption laws, whether such laws presently exist or may exist in the future, which laws might, but for this Section 15.3, be applicable to any sale of any or all of the assets of the Company (including without limitation the IP Collateral) made pursuant to any judgment, order or decree of any court, or otherwise based on any claim relating to or arising out of this Agreement or of any of the Loan Documents.

          15.4. Specific Enforcement. The Noteholders shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Agreement and any Loan Document specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Agreement or any Loan Document will cause irreparable injury to the Noteholders and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting the Purchasers from pursuing any other remedies available to the Purchasers for such breach or threatened breach, including, without limitation, the recovery of damages from the Company.

          15.5. Certain Waivers. Except as may be otherwise specifically provided herein or in any other agreement between the Purchasers and the Company which may be applicable, the Company waives any right, to the extent applicable law permits, to receive prior notice of or a judicial or other hearing with respect to (i) any action or prejudgment remedy or proceeding by the Agent to take possession, exercise control over, or dispose of any item of the IP Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement, any other Loan Document or by applicable law, and (ii) of the time, place or terms of sale in connection with the exercise of the Agent’s rights hereunder. The Company also waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by the Agent of Property subject to the Agent’s Lien. The Company also waives any damages (direct, indirect, consequential or otherwise) occasioned by the enforcement of the Agent’s rights under this Agreement including the taking of possession of any IP Collateral or the giving of notice to any account debtor, all to the extent that such waiver is permitted by law. The Company also consents that the Agent may enter upon any premises owned by or leased to the Company (limited by the rights of the owner of such premises if said owner is not the Company) without obligation to pay rent or other compensation or for use and occupancy, through self help, without judicial process and without having first given notice to the Company or obtained an order of any court. These waivers and all other waivers provided for in this Agreement, the other Loan Documents and any other agreements or instruments executed in connection herewith have been negotiated by the parties and the Company acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

SECTION 16. RESTRICTIONS ON TRANSFER

          Each holder of a Note or Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Notes, Warrants or Shares unless such Notes, Warrants or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company’s obligation to issue a new Note or Warrant to a transferee thereof which (x) is not a holder of a Note or Warrant, the transferor must certify to the Company the facts on which the transferor is relying for such exemption and (y) is a holder of a Note or Warrant, the transferor must represent to the Company in writing that the transfer is so exempt, and in either case the transferor must provide an opinion from an attorney reasonably satisfactory to the Company that the requirements for the exemption have been met.

SECTION 17. REGISTRATION RIGHTS

          17.1. Piggyback Rights. Pursuant to Piggyback Rights in previous versions of this note and warrant purchase agreement, the Company filed a registration statement under the Securities Act for all Shares issued by the Company prior to April 30, 2005 and Shares issuable by the Company pursuant to securities held by Purchasers prior to April 30, 2005 (collectively here-in-after referred to as “Registered Shares”). The Company shall use its best efforts to keep such registration statement continuously effective under the Securities Act until the date when all Registered Shares covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Shareholders.

          If permitted by law and if the Company shall at any time propose to file a registration statement under the Securities Act for any sales of shares of the Company’s Common Stock (or any warrants, units, convertibles, rights or other securities related or linked to any shares of the Company’s Common Stock) on behalf of the Company or otherwise (that are not the Registered Shares pursuant to the above paragraph), the Company shall give written notice of such registration no later than 60 days before its filing with the Commission to all holders of Warrants, Class 3 Notes, or Shares; provided that registrations relating solely to securities to be issued by the Company in connection with any employee stock option or employee stock purchase or savings plan on Form S-8 (or successor forms) under the Securities Act shall not be subject to this Section 17.1. If holders of Warrants, Class 3 Notes or Shares so request within thirty (30) days of receipt of such notice, the Company shall include in any such registration the Shares held or to be held after exercise of Warrants or Class 3 Notes by such holders and requested to be included in such registration (“Subsequent Registered Shares”).

          If the Securities and Exchange Commission requires that the number of Subsequent Registered Shares of Common Stock included in a registration statement be reduced, such reduction shall be effected on a pro rata basis taking into account the number of shares of Common Stock included in such registration statement by each selling shareholder in relation to the aggregate number of shares of Common Stock included in such registration statement by all selling shareholders (including, without limitation, for such purpose shares that have been included in such registration statement pursuant to registration rights granted to the PIPE Investors); provided, however, that selling shareholders who are Affiliates of the Company shall have priority over all other selling shareholders in determining which shares are to be removed from such registration statement. For example, holders of shares or issuable shares that are eligible to be included in such registration statement that are eligible to sell shares or issuable shares pursuant to an exemption under securities laws (“Exempt Shares”) shall have such Exempt Shares removed from such registration statement so that Affiliates of the Company shall have more of their shares or issuable shares eligible to be sold pursuant to such registration statement. If there is any conflict with the provision in this paragraph with other provisions in Sections 17.2 through 17.9, the provisions in this paragraph shall take precedence and govern.

          17.2. Expenses. Subject to the limitations contained in this Section 17.2 and except as otherwise specifically provided in this Section 17, the entire costs and expenses of any registration and qualification pursuant to Section 17.1 hereof shall be borne by the Company. Such costs and expenses shall include, without limitation, the fees and expenses of counsel for the Company and of its Accountants, all other costs, fees and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the reasonable fees and expenses of one counsel to the holders of Warrants, Class 3 Notes or Shares relating to such registration and qualification, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters (if any), dealers and other purchasers of the Shares and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of the Shares under the securities laws of various jurisdictions. The Company shall not, however, pay underwriting fees or commissions to the extent related to the sale of Shares sold in any registration and qualification, and such fees or commissions shall be paid by the selling holders of Shares.

          17.3. Procedures.

          (a) In the case of each registration or qualification pursuant to Section 17.1, the Company will keep all holders of Warrants, Class 3 Notes, or Shares advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise any such holder, upon request, of the progress of such proceedings.

          (b) At the Company’s expense, the Company shall use its best efforts to keep each registration statement or statements registering such Subsequent Registered Shares continuously effective under the Securities Act until the date when all Subsequent Registered Shares covered by such registration statement or statements have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Share holders.

          (c) The Company will immediately notify each holder on whose behalf Shares have been registered pursuant to this Section 17 at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (d) If any registration under this Section 17 is in connection with an underwritten offering, the Company will furnish to each holder on whose behalf Shares have been registered pursuant to this Section 17 a signed counterpart, addressed to such holder, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement, and (ii) a so called “cold comfort” letter signed by the independent public Accountants who have certified the Company’s financial statements included in such registration statement, and such opinion of counsel and Accountants’ letter shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such Accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in Accountants’ letters delivered to underwriters in connection with underwritten public offerings of securities.

          (e) Without limiting any other provision hereof, in connection with any registration of Shares under this Section 17, the Company will comply with the Securities Act, the Securities Exchange Act and all applicable rules and regulations of the Commission, and will make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (f) In connection with any registration of Shares under this Section 17, the Company will provide a transfer agent and registrar for the Shares not later than the effective date of such registration statement.

          (g) In connection with any underwritten registration of Shares under this Section 17, the Company will, if requested by the underwriters for any Shares included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The holders on whose behalf Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Warrants, Class 3 Notes, or Shares and the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such holders of Warrants, Class 3 Notes, or Shares. The Company shall cooperate with such holders of Warrants, Class 3 Notes, or Shares in order to limit any representations or warranties to, or agreements with, the Company or such underwriters to be made by such holders only to those representations, warranties or agreements regarding such holder, such holder’s Shares and such holder’s intended method of distribution and any other representation required by law. Such underwriting agreement shall comply with Section 17.4 hereof.

          (h) Upon request by any holder of Warrants, Class 3 Notes, or Shares who has requested that their shares be included in a registration, the Company will give such holder and their underwriters, if any, and their respective counsel and Accountants, (i) such information regarding the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, as such holder may specify, and (ii) opportunities to discuss the business of the Company with its officers, its counsel and the independent public Accountants who have certified its financial statements, as shall be necessary, in the opinion of such holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Section 17 shall be subject to review and reasonable approval by the holders registering Shares in such registration and by their counsel.

          (i) The Company will cause all of the Shares registered pursuant to this Section 17 to be accepted for quotation to the same extent as similar securities issued by the Company.

          17.4. Provision of Documents. The Company will, at the expense of the Company, furnish to each holder of Warrants, Class 3 Notes, or Shares with respect to which registration has been effected, such number of registration statements, prospectuses, offering circulars and other documents incident to any registration or qualification referred to in Section 17.1 as such holder from time to time may reasonably request.

          17.5. Indemnification. The Company will indemnify and hold harmless, to the extent permitted by law, each holder of Warrants, Class 3 Notes, or Shares and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls the holder or underwriter within the meaning of the Securities Act or the Exchange Act and each of their respective directors, officers, general partners and members against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation) to which the holder or underwriter or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any registration statement under which such Shares were registered under the Securities Act pursuant to Section 17.1 hereof (including all documents incorporated therein by reference), any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or (B) any other document incident to the registration of the Shares under the Securities Act or the qualification of the Shares under any state securities laws, or (ii) the omission or alleged omission to state in any item referred to in the preceding clause a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by a selling holder of Shares or by any underwriter for such holder expressly for use therein (with respect to which information such holder or underwriter shall so indemnify and hold harmless the Company, any underwriter for the Company and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act and each of their respective directors, officers, general partners and members). The Company will enter into an underwriting agreement and other agreements with the underwriter or underwriters for any offering registered under the Securities Act pursuant to Section 17.1 hereof and with the holders of Securities selling Shares pursuant to such offering, and such underwriting agreement and other agreements shall contain customary provisions with respect to indemnification and contribution which shall, at a minimum, provide the indemnification set forth above.

          17.6. Periodic Payments. The indemnification provided for in Section 17.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, upon the presentation by the indemnified party to the indemnifying party of a statement showing the amount of expense, loss, damage or liability for which payment is then requested.

          17.7. Indemnification Procedure. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 17.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 17.5 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

          17.8. Contribution. If the indemnification provided for in Section 17.5 is unavailable (for any reason other than a determination of its inapplicability by a court of competent jurisdiction) to hold harmless an indemnified party under such Section, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 17.5 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, including without limitation the relative benefits received by each party from the offering of the securities covered by such registration statement, the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 17.8 were to be determined by pro rata or per capita allocation (even if the underwriters, if any, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 17.8. The Company and each holder of Warrants, Class 3 Notes, or Shares agrees with each other and any underwriters of the Shares, if requested by such underwriters, that (i) the underwriters’ portion of such contribution shall not exceed the underwriting discount and (ii) that the amount of such contribution shall not exceed an amount equal to the net proceeds actually received by such indemnifying party from the sale of securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          17.9. Certain Limitations in Connection with Future Grants of Registration Rights.

          (a) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any of its Common Stock providing for the granting to such holder of demand registration rights unless such agreement includes provisions to the effect that (i) the Company will give the holders of Warrants, Class 3 Notes, and Shares notice at least thirty (30) days prior to the filing of a registration statement pursuant to the exercise of such rights and (ii) notwithstanding Section 17.1 hereof, if a holder of Warrants, Class 3 Notes, or Shares requests inclusion of Shares (whether such Shares are held directly or through the right to obtain such Shares upon the conversion of Warrants or Class 3 Notes held by such holder) and requests priority for such Shares in such registration statement within thirty (30) days after receipt of such notice, then such holder’s Shares requested to be so included will be given priority over the securities sought to be registered by the holders of such demand registration rights if marketing factors require a limitation on the number of securities to be included in such registration statement If a holder of Warrants, Class 3 Notes or Shares requests inclusion of its Shares (whether such Shares are held directly or through the right to obtain such Shares upon conversion of Warrants or Class 3 Notes held by such holder), but does not request such priority for such Shares in such registration, then such Shares shall be included in such registration statement in the manner described in Section 17.1 hereof.

          (b) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any of its Common Stock providing for the granting to such holder of incidental or “piggyback” registration rights unless such agreement includes provisions to the effect that, in the case of a registered underwritten public offering of the Company’s Common Stock to which Section 17.1 hereof applies, such agreement gives the following priority to holders of Warrants, Class 3 Notes, or Shares if marketing factors require a limitation on the number of shares of Common Stock to be included in such offering the holders of Warrants, Class 3 Notes, or Shares and other holders of securities of the Company having piggyback registration rights shall have an equal right to include securities in such registration (beyond the amount to be included on behalf of the Company) in proportion to their relative holdings of shares of Common Stock of the Company (whether held directly or obtainable upon conversion or the exercise of warrants, convertible notes, or other rights).

          17.10. Registration Rights under previous versions of the Agreement. Any holders of Shares or Notes that were acquired under previous versions of this Agreement who do not accept this Agreement (“Prior Share or Note Holders”) shall retain the registration rights given such Prior Share or Note Holders under the previous version of this Agreement that such Prior Share or Note Holders received their Shares or Notes.

SECTION 18. INDEMNIFICATION; EXPENSES;

          18.1. Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, the Company hereby agrees to indemnify and hold each Purchaser and each holder of a Note or Warrant or Share harmless (including any of such Purchaser’s or holder’s affiliated companies) and any of such Purchaser’s or holder’s directors, officers, employees, or agents and any person controlling (within the meaning of Section 20(a) of the Securities Exchange Act) such Purchaser or holder or any of its affiliated companies (collectively, the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, securities law penalties, and expenses whatsoever (including, but not limited to, any and all reasonable fees and expenses whatsoever incurred by an Indemnified Person and its attorneys in investigating, preparing for, defending against, acting as a witness, providing evidence, producing documents, or taking any other action in respect of any litigation or proceeding, commenced or threatened, or any claim whatsoever), (collectively, the “Losses”) arising out of or in connection with this Agreement or any Loan Document, other than to the extent Losses result from the negligence or misconduct of the Indemnified Person. The foregoing indemnity shall be in addition to any other rights which the Indemnified Persons may have against the Company otherwise than under this paragraph. If a court shall hold for any reason that the preceding indemnification is unavailable to any Indemnified Person as to any matter for which it would be available if enforceable in accordance with its terms, the Company on the one hand and the Indemnified Person on the other agree to contribute to such loss in such proportion as is appropriate to reflect the relative benefits and the relative fault of the Company on the one hand and of the Indemnified Person on the other in connection with the statements, actions, or omissions which results in such Loss, as well as any other relevant equitable considerations.

          18.2. Indemnification Procedures. If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt notice to the Company of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification pursuant hereto and of which such Indemnified Party knew or reasonably should have known; provided, however, that the failure so to notify the Company shall not relieve the Company from any obligation or liability except to the extent that the amount owed by the Company has been increased by such failure. The Company shall have the right, exercisable by giving written notice to an Indemnified Person within 20 Business Days after receipt of written notice from such Indemnified Person of such claim or proceeding, to assume, at its expense, the defense of any such claim or proceeding; provided, however, that an Indemnified Person shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (1) the Company agrees to pay such fees and expenses; or (2) the Company fails promptly to assume, or to diligently pursue, the defense of such claim or proceeding (in which case if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense thereof, it being understood, however, that the Company shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Person). Whether or not such defense is assumed by the Company, such Indemnified Person will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).

          18.3. Expenses. The Company will pay the estimated expenses incurred and anticipated to be incurred (with a limit of $30,000) by the Representative (of the Class 2 Purchasers) for due diligence out-of-pocket expenses and legal and consulting fees and expenses.

SECTION 19. DIRECT PAYMENTS

          As long as the Purchaser or any payee named in the Notes delivered to the Purchaser on the Closing Date, or any institutional holder which is a direct or indirect transferee from the Purchaser or such payee, shall be the holder of any Note, the Company will make payments (whether at maturity, upon mandatory or optional prepayment, upon repurchase or otherwise) of principal, interest and premium, if any, (i) by check payable to the order of the holder of any such Note duly mailed or delivered to such address as the Purchaser or such other holder may designate in writing or (ii) if requested by the Purchaser or such other holder, by wire transfer to the Purchaser’s or such other holder’s (or its nominee’s) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. IF THE PURCHASER HAS PROVIDED AN ADDRESS ON EXHIBIT A HERETO FOR PAYMENTS BY WIRE TRANSFER, THEN THE PURCHASER SHALL BE DEEMED TO HAVE REQUESTED WIRE TRANSFER PAYMENTS UNDER THE PRECEDING CLAUSE (ii). All such payments shall be made in federal or other immediately available funds and shall be transmitted by 2:00 p.m. local time at the place of payment on the day when due.

SECTION 20. SECURITY INTEREST

          20.1. Grant of Security Interest. The Company shall grant to the Agent for the benefit of the Purchasers and Noteholders a security interest in the IP Collateral pursuant to the Collateral Assignment.

          20.2 In addition, the Company shall grant to the Class 2 Purchasers a security interest in the WC Collateral pursuant to the WC Security Agreement.

SECTION 21. THE AGENT

          21.1. Appointment. Each Noteholder hereby irrevocably designates and appoints the Agent as the agent of such Noteholder under this Agreement and the Collateral Assignment, and each such Noteholder irrevocably authorizes the Agent, as the agent for such Noteholder, to take such action on its behalf under the provisions of this Agreement and the Collateral Assignment and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the Collateral Assignment, together with such other powers as are reasonably incidental thereto.

          21.2. Fees of Agent. The Agent shall be entitled to reasonable fees for the performance of its duties pursuant to this Agreement, which fees shall be paid by the Company or as provided by Section 21.3 hereunder.

          21.3. Application of Proceeds of the IP Collateral. All IP Collateral shall be held or administered by the Agent for the ratable benefit of the Noteholders. Any proceeds received by the Agent from the foreclosure, sale, lease or other disposition of any of the IP Collateral and any other proceeds received pursuant to the terms of the Loan Documents shall be applied, first, to the cost of any such foreclosure, sale, lease or other disposition including the reasonable fees of the Agent and, second, to the payment in full of the remaining Company’s Obligations pro rata in proportion to the amount of the Company’s Obligations owed to each Noteholder.

          21.4. Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

          21.5. Reliance by Agent. The Agent may deem and treat the registered owner of any Note as the owner thereof for all purposes. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Noteholders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or any Loan Document in accordance with a request of the Majority Noteholders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Noteholders and all future Noteholders.

          21.6. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from the Company or the Majority Noteholders referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a “notice of default”. The Agent may (but shall not be obligated to) take, or refrain from taking, such action with respect to such Potential Default or Event of Default as it shall deem advisable and in the best interests of the Noteholders.

          21.7. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms “Noteholder” and “Noteholders” shall include the Agent in its individual capacity.

          21.8 Conflict of Interest. Noteholders hereby acknowledge that Warren Cameron Asciutto & Blackmer, P.C. operating under its new name, J.M. Warren Law Offices, P.C. (the “Initial Agent”) serves as general counsel to the Company and that certain duties of the Initial Agent could present a conflict between the interest of the Company and the interests of the Noteholders. The Initial Agent has agreed to serve as Agent as an accommodation. In the event of any dispute between the Company and the Noteholders, it is agreed that the Initial Agent will resign its position as Agent and that no objection will be raised regarding the Initial Agent’s representation of the Company. A Default pursuant to this Agreement shall not be deemed to be a dispute pursuant to this section unless the Company or the Majority Noteholders give notice to the Initial Agent that they deem said Default to be a dispute between the Company and the Noteholders. Notwithstanding the foregoing, the Initial Agent may elect to deem a Default as a dispute between the Company and the Noteholders in its sole discretion

          21.9. Successor Agent. The Agent may resign as Agent upon 10 days notice to the Noteholders. If the Agent resigns as Agent under this Agreement and the other Loan Documents, then the Majority Noteholders on whose behalf such Agent is acting shall appoint a successor agent for the Noteholders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Loan Document or any holders of the Notes. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 21 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. The Agent shall use its best efforts to notify the Company and any pre-designated Successor Agent of any such resignation; provided, however, neither the Agent nor the Purchasers shall be held liable in any respect for the failure to provide such notice; and further provided, however, that until the Company receives notice of the Agent’s resignation and of the appointment of a successor agent, the Company shall be entitled to rely upon the Agent as the Agent hereunder.

          The Majority Noteholders may also elect to remove the Agent by giving the Company, the Agent, and any pre-designated Successor Agent notice of such election which shall be effective upon 10 days notice to either the Company or the Agent. If there is no pre-designated Successor Agent, the notice from the Majority Noteholders to remove the Agent must designate a Successor Agent to be effective.

          The Majority Noteholders hereby designate The Klonoff Company, Inc., a California Corporation, to be the Successor Agent under this Agreement if, and when, the Initial Agent resigns or is removed. The Klonoff Company, Inc.’s contact information is as follows:

P. Robert Klonoff, President The Klonoff Company, Inc. 1631 North 201st Street Shoreline, WA 98133

Phone: 206.533.1174 Fax: 206.533.1916

          The Majority Noteholders may also elect to remove Successor Agent by giving the Company and Successor Agent notice of such election which shall be effective upon 10 days notice to either the Company or the Successor Agent. Said notice from the Majority Noteholders to remove the Successor Agent must designate a new Successor Agent to be effective.

SECTION 22. NOTICES

          Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder or under the Loan Documents shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid or shall be sent by overnight mail or courier (postage and delivery charges prepaid), to the following addresses:

          (a) if to the Purchaser, at the Purchaser’s address as set forth in Exhibit A hereto, or at such other address as may have been furnished to the Company by the Purchaser in writing; or

          (b) if to any other holder of a Note or Warrant, at such address as the payee or registered holder thereof shall have designated to the Company in writing; or

          (c) if to the Company, at 49113 Wixom Tech Dr., Wixom MI 48393, Attention: Charles J. Drake, telephone: 248-668-9230, fax: 248-668-9384 or at such other address as may have been furnished in writing by the Company to the Agent, the Purchasers and the other holders of Notes or Warrants; or

          (d) if to the Agent, at 2150 Heritage Ave., Okemos, MI 48864, Attention: J. Michael Warren, telephone: 517-349-8600, fax: 517-349-3311 or at such other address as may have been furnished in writing by the Agent to the Company, the Purchasers and the other holders of Notes or Warrants.

          Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received, unless otherwise expressly specified or permitted by the terms hereof

SECTION 23. ADDITIONAL SECURED NOTES

          The Company intends and is explicitly authorized to issue additional notes convertible into the Common Shares of the Company which the Company intends will be granted a security interest in the IP Collateral pursuant to the Collateral Assignment to secure said notes issued under other note purchase agreements (“Other Note Purchase Agreements”). Any notes issued pursuant to Other Note Purchase Agreements can only be issued upon the payment to the Company of immediately available funds in U. S. Dollars. Any notes issued under Other Note Purchase Agreements will be secured without partiality with the Notes issued by the Company pursuant to this Fifth Amendment Agreement.

          The aggregate amounts of notes issued under Other Note Purchase Agreements and Notes issued under this Agreement shall not at any time exceed Six Million Dollars [$6,000,000] (excluding accrued or unpaid interest due thereon) however such $6,000,000 shall be decreased by the principal amount of any Class 3 Notes converted into the Company’s common stock subsequent to August 8, 2007 and shall also be decreased by the principal amount of any note issued under Other Note Purchase Agreements converted into the Company’s common stock.

          No notes issued under Other Note Purchase Agreements (including amendments to such notes) shall have a maturity date or require partial principal repayments prior to the latest maturity date of any Class 3 Note outstanding at the date of issuance of said notes under Other Note Purchase Agreements.

          If any notes are issued under Other Note Purchase Agreements pursuant to this section, then such noteholders shall be required to accept the Agent appointed by the Noteholders under the Agreement and be required to accept the terms relating governing said Agent’s obligations, duties, conflicts, etc. in substantially the same form as in Section 21 of this Agreement.

SECTION 24. MISCELLANEOUS

          24.1. Entire Agreement. This Agreement and the Loan Documents, together with any further agreements entered into by the Purchaser and the Company at the Closing, contain the entire agreement between the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

          24.2. Survival. All agreements, representations and warranties contained herein in an; Loan Document or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following, the execution and delivery of this Agreement and of such Loan Documents, the closings hereunder and thereunder, any investigation at any time made by the Purchasers or on their behalf or by any other Person, the issuance, sale and delivery of the Notes and the Warrants, any disposition thereof, any payment or cancellation of the Notes, and any exercise of the Warrants; provided, that Sections 7 and 8 shall terminate upon the payment in full of all outstanding Notes. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

          24.3. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          24.4. Headings. The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

          24.5. Binding Effect and Assignment.

          (a) The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

          (b) The Company may not assign any of its obligations, duties or rights under any of the Loan Documents, except pursuant to Section 8.3 hereof or with the Majority Noteholders’ consent, which shall not be unreasonably withheld.

          (c) In addition to any assignment by operation of law, a Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement and any of the Loan Documents to any transferee of any or all of its Notes, Warrants or Shares, subject to the terms of Section 16 hereof, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Notes, Warrants or Shares held by the Purchaser.

          24.6. Severability. Any provision of this Agreement or of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

          24.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          24.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MICHIGAN AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THE LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LOAN DOCUMENTS. THE PARTIES HEREBY AGREE THAT SERVICE UPON THEM BY MAIL AT THE ADDRESSES PROVIDED IN SECTION 22 HEREOF SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS IN ANY SUCH PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          24.9. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT, OR

ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY AND THE PURCHASERS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER

ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT PAYMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) ANY LOAN DOCUMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended Agreement Agreement to be executed effective as to each Purchaser on the date indicated beside their signature on Exhibit A.

Integral Vision, Inc.

Charles J. Drake
Chairman of the Board

J.M. Warren Law Offices, P.C.
As Agent for the Purchasers

J. Michael Warren
President

(Signatures for the Purchasers appear on Exhibit A)

EXHIBIT A
List of Purchasers

	Principal	Number	Conversion Price
Name and Address	Amount of Note	of Warrants	Per Share

-A-

EXHIBIT B

Form of Class 2 Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

INTEGRAL VISION, INC.
10% Secured Working Capital Class 2 Note
Due _____________

Dated ______________
Wixom, Michigan

No. __

          FOR VALUE RECEIVED, the undersigned INTEGRAL VISION, INC., a Michigan corporation (herein, together with any successor, referred to as the “Company”), hereby promises to pay to __________________________________, a ______________________ of ______________________________________, (the “Payee”) or registered assigns, the principal sum of__________________________ Dollars ($___________.00) at such time or times as the accounts receivable or the specified Letter of Credit proceeds on the following specified orders is received by the Company: __________________________________________________________________________________________________________ __________________________________________________________________________________________________________ and shall pay in full the remaining principal amount then outstanding on the maturity date of _______________, plus interest (computed on the basis of the actual number of days elapsed over a 365-day year) on the unpaid balance of such principal sum from the date hereof at the interest rate of 10% per annum (12% per annum if the Holder has elected not to receive Class 2 Warrants) until the entire principal amount hereof shall have become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or declaration or otherwise, and at the Default Rate on any overdue installment of principal (including any overdue prepayment of principal) and on any overdue premium and (to the extent permitted by law) on any overdue installment of interest until paid. The Default Rate shall be equal to the per annum interest rate on this Note, plus four percent (4%).

          Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Note and Warrant Purchase Agreement dated effective as of _______________ (the “Purchase Agreement”), by and among the Company, the Agent, the Payee and the other Purchasers named therein.

          If any payment due hereunder becomes due and payable on a day which is not a Business

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Day, the due date thereof shall be the next day which is a Business Day, and the interest payable on such next Business Day shall be the interest accruing through such actual date of payment.

          Payments of principal and interest shall be made in lawful money of the United States of America, and may be paid by check mailed, or shall be made by wire transfer, all as provided in the Purchase Agreement, to the address or account designated by the holder hereof for such purpose.

          This Note is one of a duly authorized issue of Notes issued to the Purchasers pursuant to the Purchase Agreement. This Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. Each holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement.

          The obligations of the Company under this Note (and under the Purchase Agreement) are secured by the Collateral. The existence of such Collateral does not in any way reduce or restrict the rights and remedies available to a holder of this Note whether such rights and remedies arise under this Note, the Purchase Agreement or otherwise.

          This Note is transferable only upon the terms and conditions specified in the Purchase Agreement.

          In case an Event of Default shall occur and be continuing, all amounts then remaining unpaid on this Note shall become or may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

          No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein and in the Purchase Agreement.

          This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of Michigan (other than any conflict of laws rules which might result in the application of laws of any other jurisdiction).

          Subject to the provisions of the Purchase Agreement, the Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of the Purchase Agreement regarding the issuance of a new Note or Notes to permitted transferees).

(Signed on the next page)

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          INTEGRAL VISION, INC. has caused this Note to be dated and to be executed and issued on its behalf by its officer thereto duly authorized.

INTEGRAL VISION, INC.

By

Name: Charles J. Drake
Title: Chairman of the Board

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EXHIBIT C

THIS WARRANT CERTIFICATE (AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

INTEGRAL VISION, INC.
Common Stock Purchase Warrant Certificate
Issued Pursuant to Class 2 Notes Dated After January 1, 2004
(and Dated prior to October 31, 2006)

Dated_______________________
Wixom, Michigan

No. _____________	___________Shares

          FOR VALUE RECEIVED, the undersigned INTEGRAL VISION, INC., a Michigan corporation (herein referred to as the “Company”), hereby certifies and agrees that ____________________________________________________________________________________________________ ______________________________________________________________________________________________, or registered assigns, is entitled to purchase from the Company up to an aggregate of ________________________________ _________________________ duly authorized, validly issued, fully paid and nonassessable shares of the Company’s Common Stock, no par value, or any stock into which such Common Stock shall have been changed or any stock or other securities resulting from a reclassification thereof (all such shares, stock or other securities which may be purchased by this, and all other, Warrants are herein known as the “Shares”) at a purchase price per Share of the lower of (i) $_________ or (ii) the price determined according to Section 2.2(a) hereof (the “Purchase Price”) at any time and from time to time from the date hereof until 5:00 p.m. on the fourth anniversary of the date hereof. The foregoing agreement and rights are all subject to the terms, conditions and adjustments set forth below in this Warrant Certificate.

          This Warrant Certificate is one of the Common Stock Purchase Warrant Certificates (the “Warrants”, which term includes all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company of its 10% Secured Notes (the “Notes”). The Warrants and the Notes have been issued pursuant to the Fourth Amended Note and Warrant Purchase Agreement, as amended, dated effective as of the Closing Date for each Purchaser (the “Purchase Agreement”) among the Company and the Purchasers named therein. This Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement, including,

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without limitation, the registration rights provisions contained therein. Capitalized terms used without definition herein are as defined in the Purchase Agreement.

          The Company represents that all Shares to which the holders of the Warrants shall be entitled upon the exercise thereof (i) are duly authorized by the Articles of Incorporation of the Company in accordance with the laws of the State of Michigan, (ii) have been duly authorized to be issued upon the exercise of the Warrants from time to time in whole or in part, (iii) will be, when issued in accordance with the terms of the Warrants, duly authorized and validly issued and fully paid and nonassessable and free and clear of all Liens and rights of others whatsoever (other than Liens and rights of others claiming by, through or under the holder hereof) and (iv) will not be at the time of such exercise subject to any restrictions on transfer or sale except as provided by applicable laws.

          Section 1. Exercise of Warrant.

          1.1. Manner of Exercise.

          (a) This Warrant may be exercised by the holder, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant, together with a subscription duly executed by such holder, to the Company at its office designated pursuant to the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, at the location at which the underwriting agreement requires that such Shares be delivered).

          (b) Payment of the exercise price for Shares shall be made, at the option of the holder (i) as provided in Section 1.5 hereof, or (ii) by check or wire transfer payable to the order of the Company, in any case, in an amount equal to (A) the number of Shares specified in such subscription, multiplied by (B) the then current exercise price. Such holder shall thereupon be entitled to receive the number of Shares specified in such subscription (plus cash in lieu of any fractional share as provided in Section 1.3 hereof).

          1.2. Effective Date. Each exercise of this Warrant pursuant to Section 1.1 (a) shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant is surrendered to the Company as provided in Section 1.1 hereof (except that if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, then such exercise shall be deemed to have been effected upon such surrender of this Warrant), and such exercise shall be at the current exercise price in effect at such time. On each such day that an exercise of this Warrant is deemed effected, the Person or Persons in whose name or names any certificate or certificates for Shares are issuable upon such exercise (as provided in Section 1.3 hereof) shall be deemed to have become the holder or holders of record.

          1.3. Share Certificates; Cash for Fractional Shares; and Reissuance of Warrants. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter (unless such exercise shall be in connection with a public offering of Shares subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes) will cause to be issued in

2

the name of and delivered to the holder hereof or such other person as such holder may direct:

          (a) a certificate or certificates for the number of Shares to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per Share on the effective date of such exercise; and

          (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number (which may be fractional) of Shares (without giving effect to any adjustment therein) equal to the number of such Shares called for on the face of this Warrant minus the number of Shares obtained upon such exercise.

          1.4. Acknowledgment of Obligation. The Company will, at the time of each exercise of this Warrant, upon the request of the holder hereof or of any Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration of any such Shares pursuant to the Purchase Agreement) to which such holder shall continue to be entitled under this Warrant and the Purchase Agreement; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

          1.5. Notes. The holder shall have the option, but not the obligation, upon any exercise of this Warrant, to apply to the payment required by Section 1.1 all or any part of the accrued and unpaid interest on, or principal of, any Notes at the time held by the holder. The Company will accept the amount of accrued and unpaid interest or principal, if such election is selected, in satisfaction of the exercise price for such Shares to be purchased. The holder shall have the right to apply all or any portion of such accrued and unpaid interest or principal to exercise all or any portion of this Warrant whether or not payment on the Notes is otherwise prohibited.

          1.6. Restriction. The holder acknowledges that the Shares acquired upon exercise of the Warrant will be “restricted securities” as that term is defined under the regulations promulgated under the Securities Act, will not be saleable in the absence of an effective registration statement under the Securities Act or an exemption from registration, and accordingly may be required to be held for an indefinite period of time. The holder agrees that Shares issued pursuant hereto may contain the following legend on the face thereof: “This security has not been registered pursuant to the Securities Act of 1933, as amended, and each holder of this security by the acceptance hereof agrees that this security shall not be transferred in violation of said Act.” The Company agrees that such legend shall be removed from any Shares which are no longer subject to such restrictions.

          Each holder of a Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Warrants or Shares unless such Warrants or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company’s obligation to issue a new Warrant to a transferee thereof which (x) is not a holder of a Warrant, the transferor must certify to the Company the facts on which the transferor is relying for such exemption or (y) is a holder of a Warrant, the transferor must represent to the Company in

3

writing that the transfer is so exempt, and in either case the transferor must provide an opinion from an attorney reasonably satisfactory to the Company that the requirement for the exemption have been met.

          Section 2. Current Exercise Price and Adjustments.

          2.1 Current Exercise Price. The term “current exercise price” shall mean initially the Purchase Price per Share, subject to adjustment from time to time as hereinafter provided. In determining the current exercise price, the result shall be expressed to the nearest $.01, but any lesser amount shall be carried forward and shall be considered together with the next subsequent adjustment which, together with any adjustments carried forward, shall amount to $.01 per Share or more.

          2.2. Adjustment of Current Exercise Price. The current exercise price shall be subject to adjustment, from time to time (but not below zero), as follows:

          (a) Anti-Dilution Adjustment. In the event the Company issues, after February 29, 2004, any common stock, or any Preferred Stock, Warrant or Note convertible into common stock, which has a share price, or any exercise or conversion rate, lower than the exercise price for this Warrant, then the exercise price for this Warrant shall be reduced to such lower rate, but in no event will the exercise price be reduced to less than $0.25 per share. This provision will not be triggered by shares issued for existing stock options under the Company’s stock option plans or for the exercise of existing Warrants.

          (b) Adjustments for Stock Dividends, Recapitalization. etc. In the event the Company shall, after the Closing Date, issue any shares of Common Stock (i) by stock dividend or any other distribution upon the stock of the Company payable in Common Stock or in securities convertible into or exercisable for shares of Common Stock or (ii) in subdivision of its outstanding Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be reduced proportionately; and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be increased proportionately. An adjustment made pursuant to this Section 2.2(a) shall become effective retroactively immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (c) Reorganization Adjustments. In case of any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or a stock split-up), the holder of this Warrant shall thereafter be entitled to purchase for the current exercise price the securities and property receivable upon such capital reorganization or reclassification by a holder of the number of shares of Common Stock which this Warrant entitled the holder hereof to purchase immediately prior to such capital reorganization or reclassification. In the event that at any time, as a result of an adjustment made pursuant to this Section 2.2(c), the holder of this Warrant shall become entitled to purchase any other securities or property other than Common Stock, thereafter the number of such other securities or property so purchasable upon exercise of this Warrant and the current exercise

4

price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 2.2.

          (d) Other Adjustments. Without limiting any provisions of this Section 2.2 or any other provisions of this Warrant, in case any event shall occur as to which any of the provisions of this Section 2.2 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights represented by the Warrants in accordance with the intent and principles of this Section 2.2, the Company shall at its expense appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company), and reasonably satisfactory to the Majority Holders, which shall give their opinion upon the adjustment, if any, on a basis consistent with the intent and principles established in this Section 2.2, necessary to preserve, without dilution, the economic and other rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail copies thereof to the holders of the Warrants and shall make the adjustments described therein.

          Section 3. Company’s Consolidation or Merger. If the Company shall at any time consolidate with or merge into another entity (where the Company is not the continuing corporation after such merger or consolidation), the holder of a Warrant shall thereafter be entitled to receive, upon the exercise thereof in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares then deliverable upon the exercise thereof would have been entitled upon such consolidation or merger (subject to adjustments under Section 2.2 hereof), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of the Warrants and the Purchase Agreement shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant, including, but not limited to, obtaining a written acknowledgment from the continuing entity of its obligation to supply such securities or property upon such exercise and to be so bound by the Warrant and the Purchase Agreement. A sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes.

          Section 4. Notice to Holders of Warrants.

          In case at any time:

          (i) the Company shall take any action which would require an adjustment in the current exercise price pursuant to Section 2.2; or

          (ii) there shall be any capital reorganization or reclassification of the Company’s Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company; or

5

          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the holders of the Warrants, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be, and the terms thereof.

          Section 5. Number of Shares. No adjustment of the current exercise price will increase the number of Shares which a holder will be entitled to purchase.

          Section 6. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          Section 7. Ownership; Transfer. The Company may treat the Person in whose name this Warrant is registered pursuant to the Purchase Agreement as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of the Purchase Agreement regarding the issuance of a new Warrant or Warrants to transferees). This Warrant is transferable upon the conditions specified in the Purchase Agreement.

          Section 8. Covenants

          8.1. Information Requirements. The Company will provide to each holder of Warrants or Shares, promptly after the same are available, copies of each annual report, proxy or financial statement or other communication sent to the Company’s or a Subsidiary’s stockholders and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Securities and Exchange Commission or with any securities exchange or the National Association of Securities Dealers, Inc.

          8.2. Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the then outstanding Warrants.

          8.3. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other

6

impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company’s Common Stock, free from all taxes, Liens and charges with respect to the issue thereof, upon the exercise of this Warrant from time to time outstanding and (c) will not take any action which results in any adjustment of this current exercise price under this Warrant if the total number of shares of the Company’s Common Stock (or other securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company’s Certificate of Incorporation and available for the purpose of issue upon such exercise.

          8.4. Listing of Shares. If the Company shall list any shares of its Common Stock on any national securities exchange, it will take such action as may be necessary, from time to time, to list the Shares, subject to issuance, on such exchange.

          8.5. Securities Exchange Act Registration. At any time that the Company either files and such filing becomes effective, or is required to file, a registration statement with respect to Common Stock of the Company under Section 5 of the Securities Act or Section 12(b) or Section 12(g) of the Securities Exchange Act, then thereafter:

          (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act) with respect to the Common Stock of the Company under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act and will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

          (b) The Company will, upon the request of the holder hereof or of any Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144 under the Securities Act (or any successor statute, rule or regulation to Rule 144).

          8.6. Delivery of Information for Rule 144A Transactions. If a holder of Warrants or Shares proposes to transfer any such Warrants or Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Warrants or Shares pursuant to such Rule 144A.

          Section 9. Headings. The headings and captions in this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions

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hereof.

          Section 10. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Michigan (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          Section 11. Survival. The obligations of the Company under this Warrant shall survive its full exercise.

          Section 12. Definitions. Terms not otherwise defined herein are defined in the Purchase Agreement and are used herein with the same definition.

          INTEGRAL VISION, INC. has caused this Warrant to be dated and to be executed and issued on its behalf by its officer thereunto duly authorized.

Integral Vision, Inc.

By:

Name: Charles J. Drake
Title: Chairman of the Board

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EXHIBIT D

THIS WARRANT CERTIFICATE (AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

INTEGRAL VISION, INC.
Common Stock Purchase Warrant Certificate
Issued Pursuant to Class 2 Notes Dated After November 1, 2006

Dated_______________________
Wixom, Michigan

No. _____

__________ Shares

          FOR VALUE RECEIVED, the undersigned INTEGRAL VISION, INC., a Michigan corporation (herein referred to as the “Company”), hereby certifies and agrees that _________________________________________________________________________________________, or registered assigns, is entitled to purchase from the Company up to an aggregate of ___________________________________________________________ duly authorized, validly issued, fully paid and nonassessable shares of the Company’s Common Stock, no par value, or any stock into which such Common Stock shall have been changed or any stock or other securities resulting from a reclassification thereof (all such shares, stock or other securities which may be purchased by this, and all other, Warrants are herein known as the “Shares”) at a purchase price per Share of the lower of (i) $_________ or (ii) the price determined according to Section 2.2(a) hereof (the “Purchase Price”) at any time and from time to time from the date hereof until 5:00 p.m. on the fourth anniversary of the date hereof. The foregoing agreement and rights are all subject to the terms, conditions and adjustments set forth below in this Warrant Certificate.

          This Warrant Certificate is one of the Class 2 Common Stock Purchase Warrant Certificates (the “Warrants”, which term includes all Class 2 Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company of its Class 2 10% Secured Notes (the “Notes”). The Warrants and the Notes have been issued pursuant to the Fourth Amended Note and Warrant Purchase Agreement, as amended, dated effective as of the Closing Date for each Purchaser (the “Purchase Agreement”) among the Company and the Purchasers named therein. This Warrant is

1

subject to the provisions, and is entitled to the benefits, of the Purchase Agreement. Capitalized terms used without definition herein are as defined in the Purchase Agreement.

          The Company represents that all Shares to which the holders of the Warrants shall be entitled upon the exercise thereof (i) are duly authorized by the Articles of Incorporation of the Company in accordance with the laws of the State of Michigan, (ii) have been duly authorized to be issued upon the exercise of the Warrants from time to time in whole or in part, (iii) will be, when issued in accordance with the terms of the Warrants, duly authorized and validly issued and fully paid and nonassessable and free and clear of all Liens and rights of others whatsoever (other than Liens and rights of others claiming by, through or under the holder hereof) and (iv) will not be at the time of such exercise subject to any restrictions on transfer or sale except as provided by applicable laws.

          Section 1. Exercise of Warrant.

          1.1. Manner of Exercise.

          (a) This Warrant may be exercised by the holder, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant, together with a subscription duly executed by such holder, to the Company at its office designated pursuant to the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, at the location at which the underwriting agreement requires that such Shares be delivered).

          (b) Payment of the exercise price for Shares shall be made, at the option of the holder (i) as provided in Section 1.5 hereof, or (ii) by check or wire transfer payable to the order of the Company, in any case, in an amount equal to (A) the number of Shares specified in such subscription, multiplied by (B) the then current exercise price. Such holder shall thereupon be entitled to receive the number of Shares specified in such subscription (plus cash in lieu of any fractional share as provided in Section 1.3 hereof).

          (c) Restrictions. [The following provision shall be omitted at the request of any Purchaser made to the Company prior to issuance of the Warrant] The holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1.1(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 9.90% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Shares or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of

2

this Section 1.1(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by holder that the Company is not representing to holder that such calculation is in compliance with Section 13(d) of the Exchange Act and holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1.1(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such holder, and the submission of a Notice of Exercise shall be deemed to be such holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 1.1(c), in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the holder, the Company shall within two Trading Days confirm orally and in writing to the holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 1.1(c) may be waived by the holder, at the election of the holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 1.1(c) shall continue to apply until such 61st day (or such later date, as determined by the holder, as may be specified in such notice of waiver).

          1.2. Effective Date. Each exercise of this Warrant pursuant to Section 1.1 (a) shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant is surrendered to the Company as provided in Section 1.1 hereof (except that if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, then such exercise shall be deemed to have been effected upon such surrender of this Warrant), and such exercise shall be at the current exercise price in effect at such time. On each such day that an exercise of this Warrant is deemed effected, the Person or Persons in whose name or names any certificate or certificates for Shares are issuable upon such exercise (as provided in Section 1.3 hereof) shall be deemed to have become the holder or holders of record.

          1.3. Share Certificates; Cash for Fractional Shares; and Reissuance of Warrants. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter (unless such exercise shall be in connection with a public offering of Shares subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes) will cause to be issued in the name of and delivered to the holder hereof or such other person as such holder may direct:

          (a) a certificate or certificates for the number of Shares to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be

3

entitled, cash in an amount equal to the same fraction of the Market Price per Share on the effective date of such exercise; and

          (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number (which may be fractional) of Shares (without giving effect to any adjustment therein) equal to the number of such Shares called for on the face of this Warrant minus the number of Shares obtained upon such exercise.

          1.4. Acknowledgment of Obligation. The Company will, at the time of each exercise of this Warrant, upon the request of the holder hereof or of any Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled under this Warrant and the Purchase Agreement; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

          1.5. Notes. The holder shall have the option, but not the obligation, upon any exercise of this Warrant, to apply to the payment required by Section 1.1 all or any part of the accrued and unpaid interest on, or principal of, any Notes at the time held by the holder. The Company will accept the amount of accrued and unpaid interest or principal, if such election is selected, in satisfaction of the exercise price for such Shares to be purchased. The holder shall have the right to apply all or any portion of such accrued and unpaid interest or principal to exercise all or any portion of this Warrant whether or not payment on the Notes is otherwise prohibited.

          1.6. Restriction. The holder acknowledges that the Shares acquired upon exercise of the Warrant will be “restricted securities” as that term is defined under the regulations promulgated under the Securities Act, will not be saleable in the absence of an effective registration statement under the Securities Act or an exemption from registration, and accordingly may be required to be held for an indefinite period of time. The holder agrees that Shares issued pursuant hereto may contain the following legend on the face thereof: “This security has not been registered pursuant to the Securities Act of 1933, as amended, and each holder of this security by the acceptance hereof agrees that this security shall not be transferred in violation of said Act.” The Company agrees that such legend shall be removed from any Shares which are no longer subject to such restrictions.

          Each holder of a Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Warrants or Shares unless such Warrants or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company’s obligation to issue a new Warrant to a transferee thereof which (x) is not a holder of a Warrant, the transferor must certify to the Company the facts on which the transferor is relying for such exemption or (y) is a holder of a Warrant, the transferor must represent to the Company in writing that the transfer is so exempt, and in either case the transferor must provide an opinion from an attorney reasonably satisfactory to the Company that the requirement for the exemption have been met.

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          Section 2. Current Exercise Price and Adjustments.

          2.1 Current Exercise Price. The term “current exercise price” shall mean initially the Purchase Price per Share, subject to adjustment from time to time as hereinafter provided. In determining the current exercise price, the result shall be expressed to the nearest $.01, but any lesser amount shall be carried forward and shall be considered together with the next subsequent adjustment which, together with any adjustments carried forward, shall amount to $.01 per Share or more.

          2.2. Adjustment of Current Exercise Price. The current exercise price shall be subject to adjustment, from time to time (but not below zero), as follows:

          (a) Anti-Dilution Adjustment. In the event the Company issues, after November 1, 2006, any common stock, or any Preferred Stock, Warrant or Note convertible into common stock, which has a share price, or any exercise or conversion rate, lower than the exercise price for this Warrant, then the exercise price for this Warrant shall be reduced to such lower rate, but in no event will the exercise price be reduced to less than $0.25 per share (subject to adjustment for stock splits, stock dividends and similar events after the Issue Date). This provision will not be triggered by shares or options issued to employees, officers, or directors of the Company under the Company’s stock option plans or shares issued under existing warrants or convertible notes.

          (b) Adjustments for Stock Dividends, Recapitalization. etc. In the event the Company shall, after the Closing Date, issue any shares of Common Stock (i) by stock dividend or any other distribution upon the stock of the Company payable in Common Stock or in securities convertible into or exercisable for shares of Common Stock or (ii) in subdivision of its outstanding Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be reduced proportionately; and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be increased proportionately. An adjustment made pursuant to this Section 2.2(b) shall become effective retroactively immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (c) Reorganization Adjustments. In case of any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or a stock split-up), the holder of this Warrant shall thereafter be entitled to purchase for the current exercise price the securities and property receivable upon such capital reorganization or reclassification by a holder of the number of shares of Common Stock which this Warrant entitled the holder hereof to purchase immediately prior to such capital reorganization or reclassification. In the event that at any time, as a result of an adjustment made pursuant to this Section 2.2(c), the holder of this Warrant shall become entitled to purchase any other securities or property other than Common Stock, thereafter the number of such other securities or property so purchasable upon exercise of this Warrant and the current exercise price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent

5

as practicable to the provisions with respect to the Common Stock contained in this Section 2.2.

          (d) Other Adjustments. Without limiting any provisions of this Section 2.2 or any other provisions of this Warrant, in case any event shall occur as to which any of the provisions of this Section 2.2 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights represented by the Warrants in accordance with the intent and principles of this Section 2.2, the Company shall at its expense appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company), and reasonably satisfactory to the Majority Holders, which shall give their opinion upon the adjustment, if any, on a basis consistent with the intent and principles established in this Section 2.2, necessary to preserve the economic and other rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail copies thereof to the holders of the Warrants and shall make the adjustments described therein.

          (e) Exclusions from the Adjustment for Current Exercise Price. No adjustment of the current exercise price under Section 2.2 hereof shall be made as a result of or in connection with:

(i)	the issuance of Shares upon exercise of the Warrants or Class 3 Notes;

(ii)	the issuance of Warrants or Notes pursuant to this Agreement; or

(iii)	the exercise of options to purchase shares of the Company’s Common Stock pursuant to options granted to certain employees or agents of the Company pursuant to the Company’s stock option plans.

          Section 3. Company’s Consolidation or Merger. If the Company shall at any time consolidate with or merge into another entity (where the Company is not the continuing corporation after such merger or consolidation), the holder of a Warrant shall thereafter (including, without limitation, the holder of a Warrant that is blocked from exercising said warrant pursuant to Section 1.1.(c) hereof [“Blocked Holder”]) be entitled to receive, upon the exercise thereof (including, without limitation, after allowing sufficient time for the Blocked Holder to unblock and exercise said blocked Warrant) in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares then deliverable upon the exercise thereof would have been entitled upon such consolidation or merger (subject to adjustments under Section 2.2 hereof), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of the Warrants and the Purchase Agreement shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant, including, but not limited to, obtaining a written acknowledgment from the continuing entity of its obligation to supply such securities or property upon such exercise and to be so bound by the Warrant and the Purchase Agreement. A sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes. The provision in this section shall apply regardless of whether or not there would have been sufficient number of shares of Common Stock authorized and available upon the exercise of this Warrant as of the date of such consolidation or merger (due to a temporary waiver granted the Company by the holder of this Warrant).

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          Section 4. Notice to Holders of Warrants.

          In case at any time:

          (i) the Company shall take any action which would require an adjustment in the current exercise price pursuant to Section 2.2; or

          (ii) there shall be any capital reorganization or reclassification of the Company’s Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company; or

          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the holders of the Warrants, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be, and the terms thereof.

          Section 5. Number of Shares. No adjustment of the current exercise price will increase the number of Shares which a holder will be entitled to purchase.

          Section 6. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          Section 7. Ownership; Transfer. The Company may treat the Person in whose name this Warrant is registered pursuant to the Purchase Agreement as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of the Purchase Agreement regarding the issuance of a new Warrant or Warrants to transferees). This Warrant is transferable upon the conditions specified in the Purchase Agreement.

          Section 8. Covenants

          8.1. Information Requirements. The Company will provide to each holder of Warrants or Shares, promptly after the same are available, copies of each annual report, proxy or financial statement or other communication sent to the Company’s or a Subsidiary’s stockholders and copies of all annual, regular, periodic and special reports and registration statements which the Company may

7

file or be required to file with the Securities and Exchange Commission or with any securities exchange or the National Association of Securities Dealers, Inc.

          8.2. Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the then outstanding Warrants.

          8.3. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company's Common Stock, free from all taxes, Liens and charges with respect to the issue thereof, upon the exercise of this Warrant from time to time outstanding and (c) will not take any action which results in any adjustment of this current exercise price under this Warrant if the total number of shares of the Company's Common Stock (or other securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's Certificate of Incorporation and available for the purpose of issue upon such exercise.

          8.4. Listing of Shares. If the Company shall list any shares of its Common Stock on any national securities exchange, it will take such action as may be necessary, from time to time, to list the Shares, subject to issuance, on such exchange.

          8.5. Securities Exchange Act Registration. At any time that the Company either files and such filing becomes effective, or is required to file, a registration statement with respect to Common Stock of the Company under Section 5 of the Securities Act or Section 12(b) or Section 12(g) of the Securities Exchange Act, then thereafter:

          (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act) with respect to the Common Stock of the Company under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act and will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

          (b) The Company will, upon the request of the holder hereof or of any Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such

8

financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144 under the Securities Act (or any successor statute, rule or regulation to Rule 144).

          8.6. Delivery of Information for Rule 144A Transactions. If a holder of Warrants or Shares proposes to transfer any such Warrants or Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Warrants or Shares pursuant to such Rule 144A.

          Section 9. Headings. The headings and captions in this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions

9

hereof.

          Section 10. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Michigan (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          Section 11. Survival. The obligations of the Company under this Warrant shall survive its full exercise.

          Section 12. Definitions. Terms not otherwise defined herein are defined in the Purchase Agreement and are used herein with the same definition.

          INTEGRAL VISION, INC. has caused this Warrant to be dated and to be executed and issued on its behalf by its officer thereunto duly authorized.

Integral Vision, Inc.

By:

Name: Charles J. Drake
Title: Chairman of the Board

10

EXHIBIT E
Form of Class 3 Note

(defined in the Fifth Amended Agreement as Old Class 3 Notes)

No. __________________	$________________

INTEGRAL VISION, INC.
Farmington Hills, Michigan
Dated ____________
8 Percent Convertible Note
Due _____________

          Integral Vision, Inc., a Michigan corporation, (the “Corporation”), for value received, promises to pay to _________________ or registered assigns, the sum of $ _________________ on ______________, and to pay interest at the rate of 8 percent per annum with the initial interest payment due on April 1 and thereafter semiannually on the first day of July and January of each year, computed from ________________ (the “issue date”). Payment of principal and interest shall be made at the offices of the Corporation in Farmington Hills, Michigan, in lawful money of the United States of America, and shall be mailed to the registered owner or owners hereof at the address appearing on the books of the Corporation.

          This Note is one of a duly authorized issue of the Corporation’s Class 3 Notes dated as of the Closing Date for each Purchaser, all of like tenor and maturity, except variations necessary to express the number, principal amount and payee of each Note.

          1. Equal rank. All Class 3 Notes of this issue rank equally and ratably without priority over one another.

          2. Conversion. The holder or holders of this Note may at any time prior to the maturity hereof (except that, if the Corporation has called this Note for redemption, the right to convert shall terminate at the close of business on the second business day prior to the day fixed as the date for such redemption), convert the principal amount hereof into the corporation’s common stock at the conversion ratio of $_____ of Note principal for one share of common stock. To convert this Note, the holder or holders hereof must surrender the same at the office of the Corporation, together with a written instrument of transfer in a form satisfactory to the Corporation, properly completed and executed and with a written notice of conversion. No accrued interest will be payable on Notes surrendered for conversion, whether or not notice of redemption has been given by the Company.

          3. Adjustments to conversion. If the Corporation at any time pays to the holders of its common stock a dividend in common stock, the number of shares of common stock issuable

1

upon the conversion of this Note shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the common stock entitled to the dividend.

          If the Corporation at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of common stock, then the number of shares of common stock issuable upon the conversion of this Note shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

          If the Corporation is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale, or conveyance so that the holder or holders of this Note may receive, in lieu of the common stock otherwise issuable to them upon conversion hereof, at the same conversion ratio, the same kind and amount of securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the common stock.

          In the event the Corporation issues, after February 29, 2004, any common stock, or any Preferred Stock, Warrant or Note convertible into common stock, which has a share price, or an exercise or conversion rate, lower than the conversion rate for this Note, then the conversion rate for this Note shall be reduced to such lower rate, but in no event will the conversion rate be reduced to less than $0.25 per share. This provision will not be triggered by shares issued for existing employee stock options, for the exercise of existing Warrants.

          4. Fractional shares. In lieu of issuing any fraction of a share upon the conversion of this Note, the Corporation shall pay to the holder hereof for any fraction of a share otherwise issuable upon the conversion cash equal to the same fraction of the then current per share Market Price of the common stock.

          5. Forbearance from suit. No Note holder of this issue may institute any suit or proceeding for the enforcement of the payment of principal or interest unless the holders of more than 50 percent in amount of all outstanding Notes of this issue join in the suit or proceeding.

          6. Redemption.

          (a) The Company may at its option (subject to the other provisions of this Section 6) prepay all or part of the principal amount of this Class 3 Note, at a price equal to the principal amount of the Note to be prepaid plus accrued interest thereon to the date of prepayment.

          (b) The aggregate amount of each prepayment of the principal amount of affected Class 3 Notes shall be allocated among all affected Class 3 Notes, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Class 3 Notes.

2

          (c) The right of the Company to prepay Class 3 Notes pursuant to this Section 6 shall be conditioned upon its giving notice of prepayment, signed by an officer, to the holders of Class 3 Notes not less than thirty (30) days and not more than sixty (60) days prior to the date upon which the prepayment is to be made specifying (i) the registered holder of each Class 3 Note to be prepaid, (ii) the aggregate principal amount being prepaid, (iii) the date of such prepayment (which must be a Business Day), (iv) the accrued and unpaid interest (to but not including the date upon which the prepayment is to be made) and (v) that the prepayment of Class 3 Notes is being made pursuant to this Section 6. Notice of prepayment having been so given, the aggregate principal amount of the Class 3 Notes so specified in such notice, and all accrued and unpaid interest thereon, shall become due and payable on the specified prepayment date, but the right to convert any or all of the affected Class 3 Notes to Common Stock shall terminate at the close of business on the second business day prior to the date of such prepayment.

          (d) The right of the Company to prepay Class 3 Notes pursuant to this Section 6 shall be further conditioned upon either of the following being met:

(i)

fourteen months shall have elapsed from the Closing Date for each Class 3 Note affected, the Common Stock of the Company shall have been trading at an average Market Price of the greater of $1 per share or 125% of the conversion price for the Class 3 Notes being called for the four months prior to the specified prepayment date and the Common Stock receivable by the Class 3 Purchasers upon conversion of their Class 3 Notes having been eligible for public market sale, whether through registration or an exemption therefrom, for at least four months prior to the specified prepayment date; or

(ii)

the common stock of the Company shall have been trading at an average Market Price of the greater of $1 per share or 200% of the conversion price for the Class 3 Notes being called for the four month prior to the specified prepayment date and the Common Stock receivable by the Class 3 Purchasers upon conversion of their Class 3 Notes having been eligible for public market sale, through registration, for at least four months prior to the specified prepayment date.

          7. Subordination. The rights of the holder or holders of this Note to receive payment of any principal hereof or interest hereon is subject and subordinate to the prior payment of the principal of and interest on all existing or future obligations of the Corporation to any Class 1 Note issued prior to April 16, 2002 (the “Senior Indebtedness”). Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Corporation, or in the event this Note is declared due and payable upon the occurrence of a default as defined in this Note, then the Corporation shall not pay any amount with respect to principal and interest on this Note unless and until the principal of, and interest on, the Senior Indebtedness then outstanding is paid in full.

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          8. Registered owner. The Corporation may treat the person or persons whose name or names appear on this Note as the absolute owner or owners hereof for the purpose of receiving payment of, or on account of, the principal and interest due on this Note and for all other purposes.

          9. Release of shareholders, officers and directors. This Note is the obligation of the Corporation only, and no recourse shall be had for the payment of any principal or interest hereon against any shareholder, officer or director of the Corporation, either directly or through the Corporation, by virtue of any statute for the enforcement of any assessment or otherwise. The holder or holders of this Note, by the acceptance hereof, and as part of the consideration for this Note, release all claims and waive all liabilities against the foregoing persons in connection with this Note.

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          INTEGRAL VISION, INC. has caused this Note to b dated and to executed and issued on its behalf by its officer thereto duly authorized.

INTEGRAL VISION, INC.

By

Name: Charles J. Drake
Title: Chairman of the Board

5

EXHIBIT F

Form of Class 3 Note
(for notes issued after January 1, 2008)

No. _________________	$__________________

INTEGRAL VISION, INC.
Wixom, Michigan
Dated ___________
8 Percent Convertible Note
Due ____________

          Integral Vision, Inc., a Michigan corporation, (the “Corporation”), for value received, promises to pay to _________________ or registered assigns, the sum of $_________________ on ______________, and to pay interest at the rate of 8 percent per annum (365 day interest table) with the initial interest payment due on January 1, 2009 and thereafter semiannually on the first day of July and January of each year, computed from ________________ (the “issue date”). Payment of principal and interest shall be made at the offices of the Corporation in Wixom, Michigan, in lawful money of the United States of America, and shall be mailed to the registered owner or owners hereof at the address appearing on the books of the Corporation.

          This Note is one of a duly authorized issue of the Corporation’s Class 3 Notes dated as of the Closing Date for each Purchaser, all of like tenor and maturity, except variations necessary to express the number, principal amount and payee of each Note.

          1. Equal rank. All Class 3 Notes of this issuer rank equally and ratably without priority over one another.

          2. Conversion. The holder or holders of this Note may at any time prior to the maturity hereof (except that, if the Corporation has called this Note for redemption, the right to convert shall terminate at the close of business on the second business day prior to the day fixed as the date for such redemption), convert the principal amount hereof into the corporation’s common stock at the conversion ratio of $_____ of Note principal for one share of common stock. To convert this Note, the holder or holders hereof must surrender the same at the office of the Corporation, together with a written instrument of transfer in a form satisfactory to the Corporation, properly completed and executed and with a written notice of conversion. No accrued interest will be payable on Notes surrendered for conversion, whether or not notice of redemption has been given by the Company.

          [The following provision shall be omitted at the request of any Purchaser made to the

1

Company prior to issuance of the Class 3 Note] The holder shall not have the right to convert any portion of this Note, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after conversion, the holder (together with the holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.90% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.

          [The following provision shall be omitted at the request of any Purchaser made to the Company prior to issuance of the Class 3 Note] The holder shall not have the right to convert any portion of this Note, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after conversion, the holder (together with the holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.90% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. This paragraph shall only be applicable if the Purchaser of this Note elected to omit the paragraph immediately preceding this paragraph (the paragraph referring to the holder beneficially owning in excess of 4.90% of the shares of the Company).

          For purposes of the foregoing two paragraphs, the number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon the conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Note beneficially owned by the holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Shares or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by holder that the Company is not representing to holder that such calculation is in compliance with Section 13(d) of the Exchange Act and holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2 applies, the determination of whether this Note is convertible (in relation to other securities owned by the holder) and of which a portion of this Note is convertible shall be in the sole discretion of such holder, and the submission of a Notice of Conversion shall be deemed to be such holder’s determination of whether this Note is convertible (in relation to other securities owned by such holder) and of which portion of this Note is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the holder, the Company shall within two Trading Days confirm orally and in writing to the holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company,

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including this Note, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 2 may be waived by the holder, at the election of the holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 2 shall continue to apply until such 61st day (or such later date, as determined by the holder, as may be specified in such notice of waiver).

          3. Adjustments to conversion. The current conversion price shall be subject to adjustment, from time to time (but not below zero), as follows:

          (a) Adjustments for Stock Dividends, Recapitalization. etc. In the event the Company shall, after the Closing Date, issue any shares of Common Stock (i) by stock dividend or any other distribution upon the stock of the Company payable in Common Stock or in securities convertible into or exercisable for shares of Common Stock or (ii) in subdivision of its outstanding Common Stock, by reclassification or otherwise, the current conversion price then in effect shall be reduced proportionately; and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be increased proportionately. An adjustment made pursuant to this Section 3(a) shall become effective retroactively immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) Reorganization Adjustments. In case of any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or a stock split-up), the holder of this Note shall thereafter be entitled to purchase for the current exercise price the securities and property receivable upon such capital reorganization or reclassification by a holder of the number of shares of Common Stock which this Note entitled the holder hereof to purchase immediately prior to such capital reorganization or reclassification. In the event that at any time, as a result of an adjustment made pursuant to this Section 3(b), the holder of this Note shall become entitled to purchase any other securities or property other than Common Stock, thereafter the number of such other securities or property so purchasable upon exercise of this Note and the current conversion price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 3.

          (c) Other Adjustments. Without limiting any provisions of this Section 3 or any other provisions of this Note, in case any event shall occur as to which any of the provisions of this Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights represented by the Note in accordance with the intent and principles of this Section 3, the Company shall at its expense appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company), and reasonably satisfactory to the majority holders of all Class 3 Notes then outstanding, which shall give their opinion upon the adjustment, if any, on a

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basis consistent with the intent and principles established in this Section 3 necessary to preserve the economic and other rights represented by the Notes. Upon receipt of such opinion, the Company will promptly mail copies thereof to the holders of the Notes and shall make the adjustments described therein.

          4. Fractional shares. In lieu of issuing any fraction of a share upon the conversion of this Note, the Corporation shall pay to the holder hereof for any fraction of a share otherwise issuable upon the conversion cash equal to the same fraction of the then current per share Market Price of the common stock.

          5. Company’s Consolidation or Merger. If the Company shall at any time consolidate with or merge into another entity (where the Company is not the continuing corporation after such merger or consolidation), the holder of this Note shall thereafter (including, without limitation, the holder of a Note that is blocked from converting said Note pursuant to Section 2 hereof [“Blocked Noteholder”]) be entitled to receive, upon the conversion thereof (including, without limitation, after allowing sufficient time for the Blocked Noteholder to unblock and convert said blocked Note) in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares then deliverable upon the conversion thereof would have been entitled upon such consolidation or merger (subject to adjustments under Section 3 hereof), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of the Notes and the Purchase Agreement shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the conversion of this Note, including, but not limited to, obtaining a written acknowledgment from the continuing entity of its obligation to supply such securities or property upon such conversion and to be so bound by the Note and the Purchase Agreement. A sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes. The provision in this section shall apply regardless of whether or not there would have been sufficient number of shares of Common Stock authorized and available upon the conversion of this Note as of the date of such consolidation or merger (due to a temporary waiver granted the Company by the holder of this Note).

          6. Forbearance from suit. No Note holder of this issue may institute any suit or proceeding for the enforcement of the payment of principal or interest unless the holders of more than 50 percent in amount of all outstanding Notes of this issue join in the suit or proceeding.

          7. Redemption.

          (a) The Company may at its option (subject to the other provisions of this Section 7 prepay all or part of the principal amount of this Class 3 Note, at a price equal to the principal amount of the Note to be prepaid plus accrued interest thereon to the date of prepayment.

          (b) The aggregate amount of each prepayment of the principal amount of affected Class 3

4

Notes shall be allocated among all affected Class 3 Notes, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Class 3 Notes.

          (c) The right of the Company to prepay Class 3 Notes pursuant to this Section 7 shall be conditioned upon its giving notice of prepayment, signed by an officer, to the holders of Class 3 Notes not less than thirty (30) days and not more than sixty (60) days prior to the date upon which the prepayment is to be made specifying (i) the registered holder of each Class 3 Note to be prepaid, (ii) the aggregate principal amount being prepaid, (iii) the date of such prepayment (which must be a Business Day), (iv) the accrued and unpaid interest (to but not including the date upon which the prepayment is to be made) and (v) that the prepayment of Class 3 Notes is being made pursuant to this Section 7. Notice of prepayment having been so given, the aggregate principal amount of the Class 3 Notes so specified in such notice, and all accrued and unpaid interest thereon, shall become due and payable on the specified prepayment date, but the right to convert any or all of the Class 3 Notes to Common Stock shall continue to, but not including, the date of such prepayment.

          (d) The right of the Company to prepay New Class 3 Notes pursuant to this Section 7 shall be further conditioned upon the satisfaction of the following conditions:

i.	Twelve (12) months have elapsed from the Issue Date,

ii.

The Market Price for the Common Stock shall have averaged at least $0.50 per share during any period of twenty (20) consecutive Trading Days prior to the date the Company gives notice to prepay said notes, and

iii.

During such twenty consecutive Trading Days (referred to in ii above), the resale of all issuable shares underlying said notes shall have been covered by an effective registration statement or such issuable shares shall have been eligible for sale to the public pursuant to Rule 144 without limitation as to the number of shares to be sold. Notwithstanding other provisions in this Agreement that require the Company to treat all New Class 3 Notes without partiality, the Company may prepay notes under this provision [7.(d) iii] where the resale of issuable shares underlying said notes shall only have been eligible for sale to the public pursuant to Rule 144 without limitation as to the number of shares to be sold provided that the Company also offers to prepay a proportional share of the balance of New Class 3 Notes then outstanding

The provisions of this section 7(d) shall not be applicable if the prepayment by the Company is pursuant to the sale by the Company of substantially all of its assets.

          (e)      The right of the Company to prepay Class 3 Notes (other than notes specified the Fifth Amended Agreement) pursuant to the terms in 7(d) shall be further conditioned that the Company has no Class 2 Notes outstanding at the prepayment date.

          (f)      The right of the Company to prepay Class 3 Notes outstanding that are “blocked” from being converted pursuant to Section 2 of said notes shall be subject to additional terms and

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conditions in this section as follows:

If such “blocked” holder of a Class 3 Note is directly or indirectly, the beneficial owner of ten percent (10%) of shares of the Company (pursuant to Section 16 of the Securities Exchange Act) [“Blocked Insider”] and said Blocked Insider has sold any shares of the Company within the 6 month period prior to date of such planned prepayment date as specified in the notice of prepayment given pursuant to Section 7(c) above, the Company must extend the prepayment date for such Blocked Insider to10 Business Days after six months have elapse from said Blocked Insider’s latest sale or disposition of shares of the Company prior to said Blocked Insider being given notice of such planned prepayment (this limitation shall not apply to sales of shares by the Blocked Insider after being given notice of such planned prepayment). Said Blocked Insider may waive the extra prepayment notice time and accept the prepayment. If the Blocked Insider has not waived the extra prepayment notice time, delaying prepayment to the Blocked Insider pursuant to this section shall not be considered a violation of requirements in this Agreement that the Company treat all Class 3 Note holders without partiality.

          8. Restriction. The holder acknowledges that the Shares acquired upon the conversion of this Note will be “restricted securities” as that term is defined under the regulations promulgated under the Securities Act, will not be saleable in the absence of an effective registration statement under the Securities Act or an exemption from registration, and accordingly may be required to be held for an indefinite period of time. The holder agrees that Shares issued pursuant hereto may contain the following legend on the face thereof: “This security has not been registered pursuant to the Securities Act of 1933, as amended, and each holder of this security by the acceptance hereof agrees that this security shall not be transferred in violation of said Act.” The Company agrees that such legend shall be removed from any Shares which are no longer subject to such restrictions.

          Each holder of a Class 3 Convertible Note by acceptance thereof agrees that it will not sell or otherwise dispose of any Notes or Shares unless such Notes or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company’s obligation to issue a new Note to a transferee thereof which (x) is not a holder of a Note, the transferor must certify to the Company the facts on which the transferor is relying for such exemption or (y) is a holder of a Note, the transferor must represent to the Company in writing that the transfer is so exempt, and in either case the transferor must provide an opinion from an attorney reasonably satisfactory to the Company that the requirement for the exemption have been met.

          9. Notice to Holders of Notes.

In case at any time:

(i)	the Company shall take any action which would require an adjustment in the

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current exercise price pursuant to Section 3; or

(ii)

there shall be any capital reorganization or reclassification of the Company’s Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company; or

(iii)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the holders of this Note, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be, and the terms thereof.

              10. Registered owner. The Corporation may treat the person or persons whose name or names appear on this Note as the absolute owner or owners hereof for the purpose of receiving payment of, or on account of, the principal and interest due on this Note and for all other purposes.

              11. Covenants

              11.1. Information Requirements. The Company will provide to this Note holder, promptly after the same are available, copies of each annual report, proxy or financial statement or other communication sent to the Company’s or a Subsidiary’s stockholders and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Securities and Exchange Commission or with any securities exchange or the National Association of Securities Dealers, Inc.

              11.2. Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the then outstanding Warrants and Convertible Notes.

              11.3. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may

7

be necessary or appropriate in order to protect the rights of the holder of this Note against impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Note to exceed the amount payable therefore upon such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company’s Common Stock, free from all taxes, Liens and charges with respect to the issue thereof, upon the exercise of this Note from time to time outstanding and (c) will not take any action which results in any adjustment of this current exercise price under this Note if the total number of shares of the Company’s Common Stock (or other securities) issuable after the action upon the exercise of all of the Convertible Notes and Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company’s Certificate of Incorporation and available for the purpose of issue upon such exercise.

          11.4. Listing of Shares. If the Company shall list any shares of its Common Stock on any national securities exchange, it will take such action as may be necessary, from time to time, to list the Shares, subject to issuance, on such exchange if permitted by law.

          11.5. Securities Exchange Act Registration. At any time that the Company either files and such filing becomes effective, or is required to file, a registration statement with respect to Common Stock of the Company under Section 5 of the Securities Act or Section 12(b) or Section 12(g) of the Securities Exchange Act, then thereafter, if permitted by law:

          (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act) with respect to the Common Stock of the Company under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act and will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

          (b) The Company will, upon the request of the holder hereof or of any Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144 under the Securities Act (or any successor statute, rule or regulation to Rule 144).

          11.6. Delivery of Information for Rule 144A Transactions. If a holder of Convertible Notes, Warrants or Shares proposes to transfer any such Notes, Warrants or Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the

8

Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Warrants or Shares pursuant to such Rule 144A.

          12. Headings. The headings and captions in this Note are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

          13. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Michigan (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          14. Survival. The obligations of the Company under this Note shall survive its full conversion.

          15. Definitions. Terms not otherwise defined herein are defined in the Purchase Agreement and are used herein with the same definition.

          16. Release of shareholders, officers and directors. This Note is the obligation of the Corporation only, and no recourse shall be had for the payment of any principal or interest hereon against any shareholder, officer or director of the Corporation, either directly or through the Corporation, by virtue of any statute for the enforcement of any assessment or otherwise. The holder or holders of this Note, by the acceptance hereof, and as part of the consideration for this Note, release all claims and waive all liabilities against the foregoing persons in connection with this Note.

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          INTEGRAL VISION, INC. has caused this Note to be dated and to executed and issued on its behalf by its officer thereto duly authorized.

INTEGRAL VISION, INC.

By

Name: Charles J. Drake Title: Chairman of the Board

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EXHIBIT G
Defaults or Potential Defaults of Other Agreements

NONE

1